JEFFREY D. STERNKLAR,	GARY E. KLAUSNER (SBN 69077)
JOHN P. COOLEY, MEMBERS OF	EVE H. KARASIK (SBN 155356)
DUANE MORRIS LLP	STUTMAN, TREISTER & GLATT
SUITE 900	PROFESSIONAL CORPORATION
101 WEST BROADWAY	1901 Avenue of the Stars, 12th Floor
SAN DIEGO, CA 92101-8285	Los Angeles, CA 90067
TELEPHONE: (619) 744-2200	Telephone: (310) 228-5600
FACSIMILE: (619) 744-2201	Telecopy: (310) 228-5788

and	Reorganization Counsel for Debtor
And Debtor in Possession
SUITE 2400
100 HIGH STREET	Debtor's Mailing Address:
BOSTON, MA 02110	888 Prospect Street, Suite 210
TELEPHONE: (857) 488-4200	La Jolla, CA 92037
FACSIMILE: (857) 401-3034

Counsel for
Holdco Advisors L.P., Plan Proponent

Holdco Advisors L.P.’s Mailing Address:
Suite 1112
32 Broadway
New York, NY  10004

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF CALIFORNIA

In re IMPERIAL CAPITAL BANCORP, INC., a Delaware corporation, Debtor. Tax Identification Number: 95-4596322	) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )

Case No. 09-19431-LA11

Chapter 11

SECOND AMENDED CHAPTER 11 PLAN OF REORGANIZATION PROPOSED BY HOLDCO ADVISORS L.P. AND DEBTOR IMPERIAL CAPITAL BANCORP, INC., A DELAWARE CORPORATION DATED JANUARY 5, 2012

Plan Confirmation Hearing

Date:    April 24, 2012
Time:    2:00 p.m.
Place:   Courtroom 2, Room 118
Jason Weinberger U.S. Courthouse.
325 West "F" Street
San Diego, CA  92101-6991

		a.	Classification	25
		b.	Impairment and Voting	25
		c.	Treatment	25

	7.	Class 7 (Convenience Claims).		26
	8.	Class 8 (Holders Of Interests).		26

Article IV. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES				27

A.	Default Rejection of Executory Contracts and Unexpired Leases.			27
B.	Procedural Issues.			27
C.	Claims Based on Rejection of Executory Contracts or Unexpired Leases			28
D.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases			28

	1.	Cure of Defaults.		28
	2.	Objections to Cure.		29
	3.	Release and Satisfaction of Debtor upon Assumption.		29

E.	Reservation of Rights.			30

Article V. MEANS OF IMPLEMENTATION OF THE PLAN				30

A.	Corporate Existence			30
B.	Directors/Officers of the Debtor on the Effective Date; Plan Committee.			30

	1.	Release and Discharge of Duties and Obligations of Current Directors and Officers.		30
	2.	Plan Committee.		31

C.	Cancellation of TOPrS Debentures, TOPrS, and Equity Interests			31

	1.	Cancellation of TOPrS Debentures.		31
	2.	Limited Survival of TOPrS Documents.		32
	3.	Limited Preservation of TOPrS Indenture Trustee Rights to Charging Liens.		32
	4.	Payment of Holdco Fees.		33
	5.	Payment of TOPrS Indenture Trustee Fees.		33

D.	Reorganized Debtor Securities			33

	1.	New Series A Common Stock.		33
	2.	Optional Issuance of New Series B Common Stock (Separate Series or Classes of Common Stock).		34
	3.	Limitation on Management and Control over the Reorganized Debtor.		36
	4.	Dividends, Other Attributes.		37

		a.	Dividends.	37
		b.	Other Attributes of New Series A and B Common Stock	37
		c.	Redemption of Common Stock.	37

E.	Exemption from the Registration Requirements of the Securities Act; Investment Company Act			39

	1.	Exemption from Securities Act.		39

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	2.	Investment Company Act.	39

F.	Restructuring Transactions		39
G.	Corporate Action		40
H.	Effectuating Documents; Further Transactions		40
I.	Exemption from Certain Transfer Taxes and Recording Fees		41
J.	Board Representation		41
K.	Senior Management		42
L.	Committee, Vesting of Committee Standing in Reorganized Debtor and D&O Litigation Trustee		42
M.	Vesting of Assets in the Reorganized Debtor		43
N.	Prohibition Against Pledging Assets		43
O.	Deregistration		44
P.	Allowance of TOPrS Unsecured Claims.		44
Q.	D&O Litigation Trust.		44
R.	Proceeds Distribution Election Trust.		49

Article VI. PROVISIONS GOVERNING DISTRIBUTIONS			57

A.	Initial Distribution Date		57
B.	Disputed Reserve		57

	1.	Establishment of Disputed Reserve	57
	2.	Maintenance of Disputed Reserve	58

C.	Tax Refund Litigation Reserve.		58
D.	Quarterly Distributions		59
E.	Record Date for Distributions		59
F.	Delivery of Distributions		60

	1.	General Provisions; Undeliverable Distributions	60
	2.	Unclaimed Property	61

G.	Surrender of Canceled Instruments and Securities		62

	1.	Generally	62
	2.	Failure to Surrender Canceled Instruments	63

H.	Lost, Stolen, Mutilated or Destroyed Instrument or Security		64
I.	Manner of Cash Payments Under the Plan		64
J.	Time Bar to Cash Payments by Check		64
K.	Limitations on Funding of Disputed Reserve		65
L.	Compliance with Tax Requirements		65
M.	No Payments of Fractional Dollars		66
N.	Interest on Claims		66
O.	No Distribution in Excess of Allowed Amount of Claim		66
P.	Setoff and Recoupment		66
Q.	Cap and Limitation on Total Cash Payments to Creditors Who Make the Proceeds Distribution Election		67

Article VII. DISPUTED CLAIMS			67
A.	No Distribution Pending Allowance		67

	1.	Distributions on Disputed Claims	67

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	2.	No Partial Payments	68

B.	Resolution of Disputed Claims		68
C.	Objection Deadline		68
D.	Estimation of Claims		69

Article VIII. EFFECT OF PLAN CONFIRMATION			69

A.	Satisfaction of Claims.		69
B.	Discharge.		70
C.	Compromise and Settlement.		70
D.	Releases		71

	1.	Releases of Third Parties by the Debtor.	71
	2.	Releases of Third Parties by Others.	72
	3.	Injunction.	72

E.	Preservation of Causes of Action.		73

	1.	Vesting of Causes of Action.	73
	2.	Reservation of Causes of Action.	75
	3.	Reservation of Rights Regarding Claims.	76

F.	Exculpation and Limitation of Liability.		76

	1.	Exculpation of Releasees.	76
	2.	Good faith Solicitation.	77

G.	Cramdown.		77

Article IX. CONDITIONS PRECEDENT			77

A.	Conditions to Confirmation.		77
B.	Conditions to the Effective Date.		77
C.	Waiver of Conditions to Confirmation		78
D.	Effect of Failure of Conditions		78

Article X. RETENTION AND SCOPE OF JURISDICTION OF THE BANKRUPTCY COURT			79

A.	Retention and Scope of Jurisdiction of the Bankruptcy Court.		79

Article XI. MISCELLANEOUS			80

A.	Governing Law.		80
B.	Successors And Assigns.		81
C.	Modification of the Plan.		81
D.	Provisions Severable.		81
E.	Headings Do Not Control.		82
F.	Inconsistency.		82
G.	Post-Confirmation Notices or Requests.		82
H.	Successors/Representatives of the Debtor.		82

Article XII. CONFIRMATION REQUEST			82

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ARTICLE I.
INTRODUCTION

This Second Amended Plan of Reorganization is the Plan that Holdco Advisors L.P. and Debtor, Imperial Capital Bancorp Inc. seek to confirm pursuant to 11 U.S.C. § 1129.
ARTICLE II.
DEFINITIONS AND RULES OF CONSTRUCTION
A.           Specific Definitions.
In addition to such other terms as are defined in other Sections hereof, the following terms shall have the following meanings:
1.          “Administrative Claim” means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Code and entitled to priority pursuant to sections 507(a)(2) or 507(b) of the Code, including compensation of and reimbursement of costs to Professionals, and all fees and charges assessed against the Debtor and the Estate under 28 U.S.C. section 1930.
2.          “Administrative Claim Objection Bar Date” means the deadline for the Reorganized Debtor to object to Administrative Claims Filed in the Case which deadline shall be the later of: (a) 120 days after the Effective Date, or (b) 120 days after the particular request for an administrative expense payment has been filed, except as extended by an agreement between the Creditor and the Reorganized Debtor, or by order of the Bankruptcy Court.
3.          “Affiliate”  means the term “affiliate” as defined in section 101(2) of the Bankruptcy Code.
4.          “Allowed Administrative Claim” means all or that portion of an Administrative Claim which is an Allowed Claim.
5.          “Allowed Claim” means that portion of a Claim which: (a) was scheduled by the Debtor pursuant to section 521 of the Code, other than a Claim scheduled as disputed, contingent or unliquidated; (b) is set forth in a proof of Claim which was timely filed with the Bankruptcy Court, and as to which no objection has been filed within the time provided by the Plan; or (c) if a

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proof of Claim was timely filed and an objection to the proof of Claim was filed, has been allowed by a Final Order.
6.          “Allowed Convenience Claim” means all or that portion of a Convenience Claim which is an Allowed Claim.
7.          “Allowed Priority Claim” means all or that portion of a Priority Claim which is an Allowed Claim.
8.          “Allowed Priority Tax Claim” means all or that portion of a Priority Tax Claim which is an Allowed Claim.
9.          “Allowed Secured Claim” means an Allowed Claim secured by a lien on any property of the Estate, but only to the extent of the value of the interest of the holder of such Allowed Claim in such property, the calculation of which shall not include any demand for default interest, penalty interest or other similar demands.
10.          “Allowed Unsecured Claim” means all or that portion of an Unsecured Claim which is an Allowed Claim.
11.          “Avoidance Actions” means any and all avoidance, recovery, subordination or other actions or remedies that may be brought on behalf of the Debtor, the Reorganized Debtor or its Estate under the Bankruptcy Code or applicable non-bankruptcy law, including, without limitation, actions or remedies under sections 510(c), 542, 543, 544, 545, 547, 548, 549, 550, 551, 552 and 553 of the Bankruptcy Code.
12.          "Ballot" means a ballot sent to Holders of Claims to be counted as a vote to accept or reject the Plan.
13.          “Bankruptcy Code” means title I of the Bankruptcy Reform Act of 1978, as amended from time to time, as set forth in sections 101 et seq. of title 11 of the United States Code.
14.          “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of California, having jurisdiction over the Case and, to the extent of any reference made pursuant to section 157 of title 28 of the United States Code, the unit of such District Court pursuant to section 151 of title 28 of the United States Code; or, in the event such court ceases to

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exercise jurisdiction over the Case, such court or unit thereof that exercises jurisdiction over the Case in lieu thereof.
15.          “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the Local Bankruptcy Rules for the Bankruptcy Court, to the extent applicable to the Case, including all amendments thereto to the extent such amendments are applicable to the Case.
16.          “Bar Date Order” means the Order (A) Setting Bar Dates for Filing Proofs of Claim, and (B) Approving the Form and Manner of Notice Thereof, dated July 9, 2010 [Docket No. 70].
17.          “Business Day” means any day except Saturday, Sunday, “legal holiday” (as that term is defined in Bankruptcy Rule 9006(a)) or any day on which commercial banks in San Diego, California are authorized by law to close.
18.           “Case” means the chapter 11 case number 09-19431-LA11 under the Code, commenced by the Debtor on the Petition Date.
19.          “Cash” means legal tender of the United States of America or the equivalent thereof, and with respect to the Disputed Reserve, including bank deposits, checks and readily marketable securities or instruments issued by an Entity, including, without limitation, readily marketable direct obligations of, or obligations guaranteed by, the United States of America, commercial paper of domestic corporations carrying a Moody’s rating of “A” or better, or equivalent rating of any other nationally-recognized rating service, or interest-bearing certificates of deposit or other similar obligations of domestic banks or other financial institutions having a shareholders’ equity or capital of not less than one hundred million dollars ($100,000,000) having maturities of not more than one (1) year, at the then best generally available rates of interest for like amounts and like periods.
20.          “Causes of Action” means all claims, actions, causes of action, including the FDIC Causes of Action, the Committee Adversary Complaint, and the Former Officers and Directors Causes of Action, choses in action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises,

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variances, trespasses, damages, judgments, remedies, rights of set off, third-party claims, subrogation claims, contribution claims, reimbursement claims, indemnity claims, counterclaims and cross claims (including, without limitation, all claims and any avoidance, recovery, subordination or other actions against insiders and/or any other Entities under the Bankruptcy Code, including Avoidance Actions) of the Debtor, the Debtor in Possession, the Reorganized Debtor and/or the Estate (including, without limitation, those actions set forth in the Plan Supplement) that are or may be pending on, or may be instituted by the Reorganized Debtor after, the Effective Date against any Entity, based in law or equity, including, without limitation, under the Bankruptcy Code, whether direct, indirect, derivative or otherwise and whether asserted or unasserted as of the Effective Date.
21.          “Certificate” means any instrument, including, without limitation, any note, bond, indenture or other document evidencing or creating any indebtedness or obligation of the Debtor, evidencing a Claim against the Debtor.
22.          “Claim” means the term as defined in section 101(5) of the Code.
23.          “Claims Objection Bar Date” means the deadline for the Reorganized Debtor to object to Claims Filed in the Case (except for Administrative Claims), which deadline shall be the later of (a) 90 days after the Effective Date; or (b) 90 days after the relevant proof of Claim has been filed, except as extended by an agreement between the Creditor and the Reorganized Debtor or by order of the Bankruptcy Court.
24.          “Claims Register” means the official register of proofs of Claim filed in the Case and maintained by the clerk of the Court.
25.          “Class” means a group of Claims or Interests classified together in a class designated in Article III.
26.          “Code” means the Bankruptcy Code.
27.          “Committee” means the Official Committee of Unsecured Creditors appointed by the Office of the United States Trustee in the Case pursuant to section 1102(a), as it may be constituted from time to time, and its current and former members.

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28.          “Committee Adversary Complaint” means the Complaint for Breach of Fiduciary Duty, filed in adversary proceeding number 11-90354 (Bankr. S.D. Cal.) on July 15, 2011, as further amended from time to time.
29.          “Confirmation Date” means the date of Entry of the Confirmation Order.
30.          “Confirmation Hearing” means the hearing before the Bankruptcy Court to be held in accordance with section 1128(a) of the Code.
31.          “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Code.
32.          “Convenience Claim” means any General Unsecured Claim, other than a TOPrS Unsecured Claim, that is (i) an Allowed Claim for an amount of $7,500 or less or (ii) is an Allowed Claim in an amount greater than $7,500, but which is reduced to $7,500 by election of the holder thereof pursuant to such holder’s ballot.  In no event shall any Convenience Claim exceed $7,500 for the purposes of allowance, treatment or Distribution under this Plan.
33.          “Creditor” means any Person that is the holder of a Claim.
34.          “Cure” means the payment of Cash by the Debtor or Reorganized Debtor, as applicable, or the distribution of other property (as the Debtor or the Reorganized Debtor, as applicable, and the counterparty to the executory contract or unexpired lease may agree or the Bankruptcy Court may order), as necessary to (a) cure a monetary default by the Debtor in accordance with the terms of an executory contract or unexpired lease of the Debtor and (b) permit the Debtor to assume such executory contract or unexpired lease under sections 365 and 1123 of the Bankruptcy Code.
35.          “Cure Bar Date” means the date that is thirty days after the Effective Date.
36.          “D&O Litigation Trust” means the litigation trust described in Section V.Q. below.
37.          “D&O Litigation Trustee” means the Person selected by Holdco in its sole discretion to serve as trustee of the D&O Litigation Trust, and who will be identified in the Plan Supplement.

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38.          “D&O Litigation Trust Agreement” means the agreement, substantially in the form set forth in the Plan Supplement, between the Debtor and the D&O Litigation Trustee, governing the D&O Litigation Trust, which agreement shall be in form and substance acceptable to the Plan Proponents.
39.          “D&O Litigation Trust Assets” means the Former Officer and Director Causes of Action, and all proceeds and products of the Former Officer and Director Causes of Action.
40.          "D&O Litigation Trust Interests" means the beneficial interests in the D&O Litigation Trust issued to holders of Allowed General Unsecured Claims under the Plan.
41.          “Debtor” means Imperial Capital Bancorp, Inc., a Delaware corporation, whether as a debtor or as a debtor in possession.
42.          “Disclosure Statement” means the REVISED SECOND AMENDED DISCLOSURE STATEMENT RE SECOND AMENDED CHAPTER 11 PLAN OF REORGANIZATION PROPOSED BY HOLDCO ADVISORS L.P. FOR DEBTOR IMPERIAL CAPITAL BANCORP, INC., A DELAWARE CORPORATION DATED JANUARY 5, 2012 (and all annexes attached thereto or referenced therein) that relates to this Plan and is approved pursuant to section 1125 of the Code in an order Entered by the Bankruptcy Court, as such Disclosure Statement may be amended, modified or supplemented.
43.          “Disputed Claim” means any Claim which is not an Allowed Claim.
44.          “Disputed Reserve” means the reserve for Disputed Clams as forth in Article VI.B. of the Plan.
45.          “Distribution” means any distribution of Cash or otherwise made under the Plan by the Debtor or the Reorganized Debtor,  the D&O Litigation Trustee, or the Proceeds Distribution Election Trustee, as applicable.
46.          “Distribution Date” means (i) the Initial Distribution Date, and (ii) any subsequent date on which a Distribution is made by the Reorganized Debtor.

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47.          “Distribution Record Date” means the record date for determining the entitlement of Holders of Claims to receive Distributions under the Plan on account of Allowed Claims.  The Distribution Record Date shall be two business days after the Confirmation Date.
48.          “Effective Date” means the first Business Day on which all the conditions precedent to the effectiveness of the Plan are satisfied or waived as provided in this Plan, provided, however, that if a stay, injunction or similar provision of the Confirmation Order is in effect, the Effective Date shall be the first Business Day after such stay, injunction or similar proceeding is no longer in effect.
49.          “Effective Date Deferral Election” means the right of Holdco to elect, in its sole and absolute discretion, to defer the occurrence of the Effective Date pursuant to Article IX C. below.
50.          “Election Pro Rata” means the ratio of the amount of an Allowed General Unsecured Claim held by a Holder that makes the Proceeds Distribution Election to the aggregate amount of all General Unsecured Claims that have not yet been disallowed who elect and are entitled to receive the Proceeds Distribution Election pursuant to this Plan.
51.          “Entered” or “Entry” means the recording on the Bankruptcy Court docket for the Case by the clerk of the Bankruptcy Court.
52.          “Estate” means the estate of the Debtor created on the Petition Date by section 541 of the Bankruptcy Code.
53.          “Fair Market Value Price” means a price equal to fair market value as determined by the Board of Directors in good faith as of a date not more than 30 days prior to the closing date of the applicable transaction.
54.          “FDIC” means the Federal Deposit Insurance Corporation, either in its corporate capacity or in its capacity as receiver for Imperial Capital Bank.
55.          “FDIC Causes of Action” means the causes of action filed by the Debtor against the FDIC, as may be amended or supplemented from time to time, including and styled:  (i)  Complaint (I) To Avoid and Recover Transfers Pursuant to Sections 547, 548, and 550 of the

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Bankruptcy Code; (II) For a Declaratory Judgment That Certain Insurance Policies are Property of the Estate; (III) For Indemnification, Contribution, and Reimbursement; (IV) For Damages for Breach of Expense Sharing Agreement; (V) For Reimbursement of Amounts Paid to Employees Under Benefit Plans; (VI) For a Judgment For All Amounts Due; and (VII) For a Declaratory Judgment For Claims Against the Receivership and Deeming Void the FDIC-R's Disallowance of the Receivership Claims filed by the Debtor against the FDIC on October 5, 2010 in the District Court for the Southern District of California, Case No. 10-cv-2067-LAB(LDA); (ii) the FDIC Tax Refund Cause of Action; (iii) Objection to Capital Maintenance Claims’ Portion of Federal Deposit Insurance Corporation’s Proof of Claim filed by the Debtor in the Bankruptcy Court for the Central District of California on July 29, 2010 [Docket No. 228]; and (iv) Objection to Relief Requested in Claims Contained in Paragraphs 21 and 23 to 46 in the Proof of Claim filed by the Federal Deposit Insurance Corporation, as Receiver for Imperial Capital Bank filed by the Debtor in the Bankruptcy Court for the Central District of California on June 16, 2011 [Docket No. 495].
56.          “FDIC Non-Priority Claims” means unsecured Claims, if any, and if and to the extent Allowed, held by the Federal Deposit Insurance Corporation, either in its corporate capacity or as receiver for Imperial Capital Bank, that are not FDIC Priority Claims.
57.          “FDIC Priority Claims” means unsecured Claims, if any, and if and to the extent Allowed, held by the Federal Deposit Insurance Corporation as receiver for Imperial Capital Bank, N.A. entitled to priority under sections 507(a)(9) or 365(o) of the Bankruptcy Code.
58.          “FDIC Priority Claims Determination” means the entry of a Final Order determining the allowance or disallowance of all FDIC Priority Claims.
59.          “FDIC Tax Refund Cause of Action” means the Complaint (I) Seeking a Declaratory Judgment Regarding the Ownership of Tax Refunds; and (II) for Actual and Punitive Damages and for an Injunction for Violation of the Automatic Stay filed by the Debtor against the FDIC and pending in the District Court for the Southern District of California, Case No. 10-cv-1991-LAB(WMC).

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60.          “File” or “Filed” means, with respect to any pleading, entered on the docket of the Chapter 11 Case and properly served in accordance with the Bankruptcy Rules or with respect to a Claim, a Claim for which a proof of Claim has been properly and timely filed in accordance with the Bar Date Order.
61.          “Final Order” means an order or judgment Entered by the Bankruptcy Court or any other court exercising jurisdiction over the subject matter of the Case and the parties: (i) that has not been reversed, stayed, modified or amended; (ii) as to which no appeal, certiorari proceeding, reargument, or other review or rehearing has been requested or is still pending; and (iii) as to which the time for filing a notice of appeal or petition for certiorari shall have expired.  Notwithstanding, and in lieu of the foregoing, with respect to the Confirmation Order, Final Order means an order or judgment of the Bankruptcy Court confirming the Plan and with respect to which no stay pending appeal is in effect; provided that for the TOPrS contractual subordination dispute described in section VI.C.2, below, only (i) and (iii) of this definition applies.
62.          “Former Officer and Director Causes of Action” means any and all Causes of Action, including the Committee Adversary Complaint that the Bankruptcy Court authorized the Committee to bring and prosecute against the officers and/or directors of the Debtor pursuant to the Bankruptcy Court's October 7, 2011 order.
63.          “Free Cash” means (a) Cash owned by the Debtor immediately prior to the Effective Date plus (b) Cash proceeds from (i) any loan participation, loan, investment financial instrument, or anything similar to any of the foregoing, that is owned by the Debtor immediately prior to the Effective Date; (ii) any Causes of Action (including the FDIC Causes of Action and the Former Officer and Director Causes of Action); and (iii)  any other tangible or intellectual property assets that are owned by the Debtor immediately prior to the Effective Date plus (c) amounts, if any, refunded under the Debtor’s insurance policies, plus (d) proceeds or products of Proceeds Distribution Election Trust Assets realized at any time, even after they have been conveyed to the Proceeds Distribution Election Trust.

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64.          “General Unsecured Claims” means Claims against the Debtor that are not Secured Claims, Administrative Claims, Priority Tax Claims, Non-FDIC Priority Claims, FDIC Priority Claims or Equity Interests, including the FDIC Non-Priority Claims, TOPrS Unsecured Claims and Other Unsecured Claims.
65.          “Governmental Entity” means any legislature, agency, bureau, department, commission, court, political subdivision, tribunal or other instrumentality of government whether local, state, federal or foreign, and such other entities as defined and described in section 101(27) of the Code.
66.          “Holdco” means Holdco Advisors L.P.
67.          “Holdco Fees” means the reasonable, documented third party fees and expenses (including, without limitation, professional fees and expenses for legal services and for financial advisory services) of Holdco incurred through the Effective Date related to the Plan  (including with respect to potential modifications thereof), the Disclosure Statement and all other Plan documents and matters related thereto.
68.          “Holder or Holders” mean any Entity or Entities holding a Claim against or an Interest in the Debtor.
69.          “Impaired” means, with respect to a Claim, Equity Interest, or Class of Claims or Equity Interests, “impaired” within the meaning of sections 1123(a)(4) and 1124 of the Bankruptcy Code.
70.          “Initial Distribution Date” means the Effective Date, or as soon as reasonably practicable after the Effective Date.
71.          “Insider” means the term as defined in section 101(31) of the Code.
72.          “Interests” means any equity interests, ownership rights, or shares in the Debtor (including, without limitation, all capital stock, stock certificates, common stock, preferred stock, partnership interests, membership and other interests in a limited liability company, rights, options, warrants, contingent warrants, convertible or exchangeable securities, investment securities, subscriptions or other agreements and contractual rights to acquire or obtain such an interest or share

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in the Debtor, partnership interests in the Debtor’s stock appreciation rights, conversion rights, repurchase rights, redemption rights, dividend rights, preemptive rights and liquidation preferences, puts, calls or commitments of any character whatsoever relating to any such equity, ownership interests or shares of capital stock of the Debtor or obligating the Debtor to issue, transfer or sell any shares of capital stock) whether or not certificated, transferable, voting or denominated “stock” or a similar security, and any Claim relating to or arising from any of the foregoing.
73.          “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
74.          “Investment Company Act” means the Investment Company Act of 1940, 15 U.S.C. § 80a–1 et seq., as now in effect or hereafter amended.
75.          “ITLA Capital Statutory Trusts” means, collectively, ITLA Capital Statutory Trust I, ITLA Capital Statutory Trust II, ITLA Capital Statutory Trust III, ITLA Capital Statutory Trust IV, and ITLA Capital Statutory Trust V.
76.          “Lien” shall have the meaning set forth in section 101(37) of the Bankruptcy Code.
77.          “Material Causes of Action” means any Causes of Action (i) seeking a recovery of more than $20,000 (including, without limitation, the FDIC Causes of Action), (ii) any Former Officer and Director Causes of Action, and (iii) litigation that may be instituted by the FDIC seeking to subordinate the TOPrS Unsecured Claims.
78.          “Net Free Cash” means the amount of the Free Cash available after funding of the Net Free Cash Reserves and full payment or satisfaction of all Allowed Secured Claims, Allowed Administrative Claims, Allowed FDIC Priority Claims, and Allowed Non-FDIC Priority Claims; and costs of administering and implementing the Plan; but not including any costs and expenses solely attributable to the business operations of the Reorganized Debtor.
79.          “Net Free Cash Reserves” means, for purposes of calculating Net Free Cash, reserves or holdbacks related to future payments of:  all Allowed Secured Claims, Allowed Administrative Claims, Allowed FDIC Priority Claims, and Allowed Non-FDIC Priority Claims;

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and costs of administering and implementing the Plan; including prosecution of Causes of Action, but not including any costs and expenses solely attributable to the business operations of the Reorganized Debtor
80.          “New Board” means the board of directors of the Reorganized Debtor.
81.          “New Common Stock” means New Series A Common Stock and New Series B Common Stock.
82.          “New Series A Common Stock” means newly-issued shares of series A common stock of the Reorganized Debtor, if any, which shall be entitled to ten votes per share and have a par value of $0.01 per share.
83.          “New Series B Common Stock” means the newly-issued shares of series B common stock of the Reorganized Debtor, if any, which shall be entitled to one vote per share and have a par value of $0.01 per share., if issued at all, all as described in Article V.D. of this Plan.
84.          “Non-FDIC Priority Claims” means all Claims entitled to priority under sections 507(a)(3) through (a)(7) of the Bankruptcy Code.
85.          “Other Unsecured Claim” means any Claim of a Creditor against the Debtor, however arising, which is not an Administrative, Tax, Priority or Secured Claim, an FDIC Non-Priority Claim, or a TOPrS Unsecured Claim.
86.          “Person” means an individual, partnership, limited liability company, corporation, association, joint stock company, trust, entity, joint venture, labor organization, unincorporated organization, Governmental Entity, and such other entities as defined and described in section 101(41) of the Code.
87.          “Petition Date” means December 18, 2009.
88.          “Plan” means this SECOND AMENDED CHAPTER 11 PLAN OF REORGANIZATION PROPOSED BY HOLDCO ADVISORS L.P. AND DEBTOR IMPERIAL CAPITAL BANCORP, INC., A DELAWARE CORPORATION DATED JANUARY 5, 2012 (including all exhibits hereto), as modified or amended from time to time.

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89.           “Plan Committee” means a committee of the New Board established pursuant to Article V.B.2 of this Plan.
90.          “Plan Proponents” means Holdco and the Debtor.
91.          “Plan Supplement” means the compilation of documents and exhibits relevant to the implementation of the Plan that will be filed no later than ten (10) days prior to the Voting Deadline, and which may be amended, supplemented or modified through and including the date of the Confirmation Hearing.
92.          “Priority Tax Claim” means a Claim entitled to priority under sections 502(i) and 507(a)(8) of the Code.
93.          “Pro Rata” means the ratio of the amount of an Allowed Claim in Classes 4, 5 or 6 to the aggregate amount of all Claims in those Classes that have not yet been disallowed.
94.          “Proceeds Distribution Election” means the right of each Holder who so elects on the Ballot to receive a Pro Rata Distribution of Net Free Cash rather than New Series A Common Stock, which may be evidenced in part, at the Debtor’s option (if necessary to cause Section 382(l)(5) of the Internal Revenue Code to apply to the Plan) by a separate series or class of securities on the terms set forth in Article V.D.
95.           “Proceeds Distribution Election Trust” means the disbursement trust described in Section V.R. below.
96.          “Proceeds Distribution Election Trust Agreement” means the agreement, substantially in the form set forth in the Plan Supplement, between the Debtor and the Proceeds Distribution Election Trustee, governing the Proceeds Distribution Election Trust, which agreement shall be in form and substance acceptable to the Plan Proponents and the Committee.
97.          “Proceeds Distribution Election Trust Assets” means the Pro Rata Election Holders portion of the following assets that are to be Distributed under this Plan to Holders of Allowed General Unsecured Claims that elect the Proceeds Distribution Election:  (a) Net Free Cash and Net Free Cash Reserves, (b) all loan participations, loans, investment financial instruments, or anything similar to any of the foregoing, that is owned by the Debtor as of the Effective Date; (c) all

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Causes of Action (excluding the FDIC Causes of Action, except for the Complaint (I) To Avoid and Recover Transfers Pursuant to Sections 547, 548, and 550 of the Bankruptcy Code; (II) For a Declaratory Judgment That Certain Insurance Policies are Property of the Estate; (III) For Indemnification, Contribution, and Reimbursement; (IV) For Damages for Breach of Expense Sharing Agreement; (V) For Reimbursement of Amounts Paid to Employees Under Benefit Plans; (VI) For a Judgment For All Amounts Due; and (VII) For a Declaratory Judgment For Claims Against the Receivership and Deeming Void the FDIC-R's Disallowance of the Receivership Claims and the Former Officer and Director Causes of Action); (d) all other tangible or intellectual property assets that are owned by the Debtor as of the Effective Date, (e) all of the Debtor’s right, title and interest in and to any refunds under the Debtor’s insurance policies existing as of the Effective Date, and (f) Debtor's interest in and to the Tax Refund Account and the distributions therefrom to be conveyed to the Proceeds Distribution Election Trustee pursuant to section V.R.5 of this Plan.
98.          “Proceeds Distribution Election Trustee” means the Person who will serve as trustee of the Proceeds Distribution Election Trust, and who will be identified in the Plan Supplement.
99.          “Proceeds Distribution Election Trust Interests” means the beneficial interests in the Proceeds Distribution Election Trust issued to holders of Allowed General Unsecured Claims under the Plan.
100.          “Professionals” means those Persons (a) employed in the Case under sections 327 or 1103 of the Code, and (b) entitled, under sections 330, 503(b), 506(b), or 507(a)(1) of the Code, to seek compensation for legal, accounting or other professional services and the costs and expenses related to such services from the Debtor or the Estate.
101.          “Quarterly Distribution Date” means the first Business Day after the end of each quarterly calendar period (i.e., March 31, June 30, September 30 and December 31 of each calendar year).
102.          “Releasees” means, in their individual and representative capacities as such, the Debtor, the Committee and the individual members thereof (strictly in each member's capacity as

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a member of the Committee and not in its individual capacity as a creditor of the Debtor), the TOPrS Indenture Trustees, Holdco, all Entities controlled by or under common control with all of the foregoing, all Affiliates of all of the foregoing, and all of their and the Debtor’s respective current and former directors, officers, members, partners, employees, attorneys, accountants, investment bankers, financial advisors and consultants (including their respective officers, directors, employees, members, attorneys (including attorneys for the Debtor’s board of directors), and professional advisors).
103.          “Releasing Parties” means, collectively, Holders of Claims in Classes entitled to vote on the Plan who: (i) vote to accept the Plan and opt-in to the Third Party Releases; (ii) vote to reject the Plan, and opt-in to the Third Party Releases; or (iii) abstain from voting on the Plan, but opt-in to the Third Party Releases.
104.          “Reorganized Debtor” means the Debtor or any successor thereto, by merger, consolidation or otherwise, on or after the Effective Date.
105.          “Schedules” means the Schedule of Assets and Liabilities and Statement of Financial Affairs, as may have been amended, and as Filed by the Debtor in the Case.
106.          “Secured Claim” means a Claim against the Debtor secured by a lien on any property of the Estate.
107.          “Stock Pro Rata” means the ratio of the amount of an Allowed Claim in Classes 4, 5 or 6 held by a Holder that receives New Series A Common Stock to the aggregate amount of all Claims in those Classes that have not yet been disallowed who receive New Series A Common Stock pursuant to this Plan.
108.          “Tax Refund Escrow Account” means the escrow account established by the "Stipulation Between Imperial Capital Bancorp, Inc. and the Federal Deposit Insurance Corporation, as Receiver of Imperial Capital Bank to Establish Reserve Account" [Docket No. 278] and the "Order On Stipulation Between Imperial Capital Bancorp and the Federal Deposit Insurance Corporation, as Receiver of Imperial Capital Bank, to Establish Reserve Account" [Docket No. 279].

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109.          “Term Sheet” means the Term Sheet between Holdco and the Debtor attached to the Disclosure Statement as Exhibit "D."
110.          “Third Party Release” means the release granted by the Releasing Parties to the Releasees pursuant to Article VIII.D.
111.          “TOPrS” means the trust originated preferred securities issued by the TOPrS Trusts.
112.          “TOPrS Debentures” means the debentures or notes issued by the Debtor pursuant to the TOPrS Debenture Indentures.
113.          “TOPrS Debenture Indenture” means the indenture agreements between the Debtor and each TOPrS Debenture Indenture Trustee as described in Schedule A attached.
114.          “TOPrS Debenture Indenture Trustee” means The Bank of New York Mellon and/or U.S. Bank National Association, in their capacities as indenture trustees of each of the TOPrS Debenture Indentures.
115.          “TOPrS Documents” means, with respect to each TOPrS Trust, the TOPrS Indenture, the TOPrS Trust Guarantee and all instruments and agreements executed in connection therewith
116.          “TOPrS Indenture” means the TOPrS Debenture Indenture and  the TOPrS Trust Indenture.
117.          “TOPrS Indenture Trustees” means the TOPrS Debenture Indenture Trustee and the TOPrS Trust Indenture Trustee.
118.          “TOPrS Indenture Trustee Fees” means reasonable, documented fees, disbursements, advances and expenses (including, without limitation, professional fees and expenses, and payments made or to be made in connection with indemnity Claims) of each TOPrS Indenture Trustee (including, without limitation, in connection with service on the Committee, and in connection with Distributions under the Plan) the payment of which is secured pursuant to the TOPrS Indenture by a charging lien in favor of the TOPrS Indenture Trustees.
119.          “TOPrS Trusts” means the ITLA Capital Statutory Trusts.

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120.          “TOPrS Trust Guarantee” means the guarantee agreement of the Debtor with respect to each of the TOPrS.
121.          “TOPrS Trust Guarantee Trustee” means the guarantee trustees of each of the TOPrS Trust Guarantees as described in Schedule A attached.
122.          “TOPrS Trust Indenture” means the amended and restated declarations of trust or amended and restated trust agreements governing each of the TOPrS Trusts as described in Schedule A attached.
123.          “TOPrS Trust Indenture Trustee” means The Bank of New York Mellon and/or  Bank National Association, in their capacities as indenture trustees of each of the TOPrS Trust Indentures.
124.          “TOPrS Unsecured Claims” means Claims on account of the $92,817,146.96 in TOPrS Debentures issued to the TOPrS Trusts and any guarantees related thereto.
125.          “Treasury Regulations” means the United States Department of Treasury regulations promulgated under the Internal Revenue Code.
126.          "Unimpaired" means not Impaired.
127.           “Voting Classes” means Classes entitled to vote to accept or reject this Plan.
128.          “Voting Deadline” means  that date and time set forth in the Disclosure Statement Order by which the Solicitation Agent must receive Ballots for Holders of Allowed Claims in Voting Classes.
B.           Interpretation, Rules of Construction and Computation of Time
1.          Any term used in this Plan that is not defined herein or in the Disclosure Statement, whether in this Article II or elsewhere, or other exhibits hereto, but that is used in the Code or the Bankruptcy Rules has the meaning ascribed to that term in (and shall be construed in accordance with the rules of construction under) the Code or the Bankruptcy Rules.
2.          The words “herein,” “hereof,” “hereto,” “hereunder” and others of similar import refer to this Plan as a whole and not to any particular Article, Section, subsection or clause contained in this Plan.

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3.          Unless specified otherwise in a particular reference, a reference in this Plan to an “Article” or a “Section” is a reference to that Article or Section of this Plan.
4.          Any reference in this Plan to a document being in a particular form or on particular terms and conditions means that the document shall be substantially in such form or substantially on such terms and conditions.
5.          Any reference in this Plan to an existing document means such document, as it may have been amended, modified or supplemented from time to time as of the Effective Date.
6.          Whenever from the context it is appropriate, each term stated in either the singular or the plural shall include both the singular and the plural.
7.          Except as otherwise provided herein, the rules of construction set forth in section 102 of the Code shall apply to this Plan.
8.          In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.
9.          All exhibits to this Plan are incorporated into this Plan, and shall be deemed to be included in this Plan, regardless of when filed with the Bankruptcy Court.
10.          The provisions of the Plan shall control over the contents of the Disclosure Statement.  The provisions of the Confirmation Order shall control over the contents of the Plan.
11.          Whenever the time for occurrence or happening of an event as set forth in the Plan falls on a day that is not a Business Day, then the time for the occurrence or happening of said event shall be extended to the next Business Day.
12.          Subject to the provisions of any contract, certificate of incorporation, bylaw, instrument, release or other agreement or document entered into in connection with the Plan, the rights and obligations arising pursuant to the Plan shall be governed by, and construed and enforced in accordance with applicable federal law, including the Code and Bankruptcy Rules.
13.          All references to statutes, regulations, orders, rules of court, and the like shall mean as amended from time to time, as applicable to the Case, unless otherwise stated.

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14.          Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtor shall mean the Debtor and the Reorganized Debtor, as applicable, to the extent the context requires.
ARTICLE III.
CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS
As required by the Code, the Plan classifies Claims and Interests in various Classes according to their right to priority of payments as provided in the Code.  The Plan states whether each Class of Claims or Interests is impaired or unimpaired.  The Plan provides the treatment each Class will receive under the Plan.  The following are the Classes in this Plan:
A.           Unclassified Claims.
Certain types of Claims are not placed into voting Classes; instead they are unclassified.  They are not considered impaired and they do not vote on the Plan because they are automatically entitled to specific treatment provided for them in the Code.  As such, the Debtor has not placed the following Claims in a Class.  The treatment of these Claims is provided below.
1.          Administrative Claims.
a.           Treatment.
Unless otherwise agreed to by the holder of an Allowed Administrative Claim and the Debtor or the Reorganized Debtor, as applicable, each holder of an Allowed Administrative Claim shall receive Cash equal to the unpaid portion of such Allowed Administrative Claim: (I) on the later of (x) the Effective Date, and (y) the date an order of the Bankruptcy Court allowing the Administrative Claim becomes a Final Order, or (II) as otherwise ordered by the Bankruptcy Court.
b.           Bar Date For Administrative Claims.
    All applications, including final applications, for compensation of Professionals for services rendered and for reimbursement of expenses incurred on or before the Effective Date, and any other

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request for compensation by any Person for making a substantial contribution in the Case, and all other requests for payment of an Administrative Claim incurred before the Effective Date under sections 503(b), 507(a)(1) or 507(b) of the Code (except only for Claims under 28 U.S.C. section 1930) shall be filed no later than sixty (60) days after the Effective Date.
As to other administrative expenses,  Creditors shall file such requests for an administrative expense payment with the Bankruptcy Court and serve on the Reorganized Debtor and United States Trustee no later than sixty (60) days after the Effective Date or by such other bar date as the Bankruptcy Court may set.  Holders of claims for the provision of ordinary-course goods and services post-petition to the Debtor, and pursuant to section 503(b)(1)(D) of the Bankruptcy Code, governmental units need not file requests for payment of administrative expenses.
Any Administrative Claim not filed or submitted as explained above within the deadlines set forth herein shall be forever barred, and any Creditor that  is required to file a request for payment of an administrative expense and that does not file such request by the applicable bar date shall be forever barred from asserting such Claim or request against the Debtor, the Estate or the Reorganized Debtor.
2.          Priority Tax Claims.
Each holder of an Allowed Priority Tax Claim shall receive Cash equal to the amount of such Allowed Priority Tax Claim on the later of (x) the Effective Date, and (y) the date an order of the Bankruptcy Court allowing such Priority Tax Claim becomes a Final Order, unless otherwise agreed to by the holder and the Debtor or the Reorganized Debtor, as applicable.  Holders of Allowed Priority Tax Claims shall not be entitled to receive any payment on account of interest that accrued after the Petition Date on, or penalties with respect to or arising in connection with, such Allowed Priority Tax Claims, except as specifically allowed by Final Order of the Bankruptcy Court.
B.           Classified Claims And Interests.

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A Claim or Interest shall be deemed classified in a particular Class only to the extent the Claim or Interest qualifies within the description of the Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class.  A Claim or Interest is classified in a particular Class regardless of whether the Claim or Interest is an Allowed Claim or Interest in that Class, or only asserted as such, but only to the extent that it has not been paid, released, disallowed or otherwise satisfied.  The treatment with respect to each Class of Claims and Interests provided for in this Article III shall be in full and complete satisfaction and release of such Claims and Interests.  The following Classes appear in this Plan:

CLASS	CLAIMS	IMPAIRMENT/VOTING
1	SECURED	UNIMPAIRED - NOT ENTITLED TO VOTE
2	NON-FDIC PRIORITY CLAIMS	UNIMPAIRED - NOT ENTITLED TO VOTE
3	FDIC PRIORITY CLAIM	UNIMPAIRED - NOT ENTITLED TO VOTE
4	TOPrS UNSECURED CLAIMS	IMPAIRED - ENTITLED TO VOTE
5	FDIC NON-PRIORITY CLAIMS	IMPAIRED - ENTITLED TO VOTE
6	OTHER UNSECURED CLAIMS	IMPAIRED - ENTITLED TO VOTE
7	CONVENIENCE	UNIMPAIRED - NOT ENTITLED TO VOTE
8	INTERESTS	IMPAIRED - NOT ENTITLED TO VOTE

1.          Class 1 (Secured Claims).
a.           Classification.    Class 1 consists of all Secured Claims.
b.           Impairment and Voting.   Class 1 is unimpaired under the Plan and the holders of Class 1 Allowed Secured Claims, if any, are deemed to accept the Plan.
c.           Treatment.    The legal, equitable and contractual rights of the holders of Allowed Secured Claims are unaltered by the Plan.  Unless otherwise agreed to by the holder of an Allowed Secured Claim and the Debtor, each holder of an Allowed Secured Claim shall receive on the later of (x) the Effective Date, and (y) the date an order of the Bankruptcy Court allowing the Secured Claim becomes a Final Order, on account of and in full satisfaction of its Allowed Secured

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Claim, either of the following treatments at the election of (A) the Debtor  or (B) if after the Effective Date, the Reorganized Debtor: (i) Cash equal to the amount of the Allowed Secured Claim or (ii) possession of the property in which the holder of the Allowed Secured Claim has a perfected, unavoidable and enforceable lien, security interest or other charge and relief from the automatic stay provided by section 362 of the Code to foreclose, collect upon or set-off the property in accordance with applicable non-bankruptcy law; provided, however, that any time after the Confirmation Date but before the Effective Date, the Plan Proponents can elect to give to the holder of an Allowed Secured Claim the treatment provided in subparagraph (ii) above.
2.          Class 2—Non-FDIC Priority Claims
a.           Classification:  Class 2 consists of all Non-FDIC Priority Claims.
b.           Impairment and Voting:  Class 2 is Unimpaired by the Plan.  Each Holder of a Non-FDIC Priority Claim is presumed to accept and therefore is not entitled to vote to accept or reject the Plan.
c.           Treatment:  On or as soon as practicable after the Effective Date, the Reorganized Debtor shall pay each Holder of an Allowed Non-FDIC Priority Claim, in full and final satisfaction of such Allowed Non-FDIC Priority Claim, Cash equal to the full amount of its Claim, unless the Holder otherwise agrees to less favorable treatment, on or as soon as practicable after the latest of: (i) the Effective Date; (ii) the date such Allowed Non-FDIC Priority Claim becomes Allowed; and (iii) the date such Allowed Non-FDIC Priority Claim is payable under applicable non-bankruptcy law.
      3.           Class 3—FDIC Priority Claims
a.           Classification:  Class 3 consists of all FDIC Priority Claims.
b.           Impairment and Voting:  Class 3 is Unimpaired by the Plan.  Each Holder of a Claim that, if Allowed, would constitute an FDIC Priority Claim, is conclusively

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presumed to accept the Plan pursuant to section 1126(f) of the Code, and is not entitled to vote to accept or reject the Plan.
c.           Treatment:  The legal, equitable and contractual rights of the holders of Allowed Class 3 Claims are unaltered by the Plan.
4.          Class 4—TOPrS Unsecured Claims
a.           Classification:  Class 4 consists of all TOPrS Unsecured Claims.
b.           Impairment and Voting:  Class 4 is Impaired by the Plan.  Each Holder of a TOPrS Unsecured Claim is entitled to vote to accept or reject the Plan.
c.           Treatment:  In full satisfaction, settlement, release, and compromise of and in exchange for each TOPrS Unsecured Claim, each Holder of a TOPrS Unsecured Claim shall receive on the Initial Distribution Date (i) its Stock Pro Rata Distribution of the New Series A Common Stock, and (ii) such Holder’s Pro Rata share of the D&O Litigation Trust Interests, which inter alia, shall entitle such Holder to receive its Pro Rata Share of distributions of D&O Litigation Trust Assets from the D&O Litigation Trust in accordance with this Plan and the D&O Litigation Trust Agreement.  Alternatively, if such Holder so elects, instead of any of the foregoing, such Holder shall receive the Proceeds Distribution Election consisting of; (x) such Holder’s Pro Rata share of the D&O Litigation Trust Interests, which inter alia, shall entitle such Holder to receive its Pro Rata Share of distributions of D&O Litigation Trust Assets from the D&O Litigation Trust in accordance with this Plan and the D&O Litigation Trust Agreement; and (y) such Holder’s Election Pro Rata share of the Proceeds Distribution Election Trust Interests, which, inter alia, shall entitle such Holder to receive its Election Pro Rata share of distributions of Proceeds Distribution Election Trust Assets from the Proceeds Distribution Election Trust in accordance with this Plan and the Proceeds Distribution Election Trust Agreement.  Subject to Article V.D(3), the Reorganized Debtor reserves the right to issue, in addition to or in lieu of the Proceeds Distribution Election Trust

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Interests, New Series B Common Stock to Holders of Allowed Class 4 Claims making the Proceeds Distribution Election as is necessary to preserve certain tax attributes of the Debtor. Notwithstanding anything to the contrary in this Plan, at Holdco’s election in its sole and absolute discretion, any holder of an Allowed Class 4 Claim who may not be a holder of New Class A Common Stock consistently with an exemption under the Investment Company Act that Holdco elects to use below may be deemed to have elected the Proceeds Distribution Election.
5.          Class 5—FDIC Non-Priority Claims
a.           Classification:  Class 5 consists of all FDIC Non-Priority Claims.
b.           Impairment and Voting:  Class 5 is Impaired by the Plan.  Each Holder of a Claim that, if Allowed, would constitute an FDIC Non-Priority Claim in Class 5 is entitled to vote to accept or reject the Plan.
c.           Treatment:  In full satisfaction, settlement, release, and compromise of and in exchange for each FDIC Non-Priority Claim, each Holder of an FDIC Non-Priority Claim shall receive on the Initial Distribution Date (i) its Stock Pro Rata Distribution of the New Series A Common Stock and (ii) such Holder’s Pro Rata share of the D&O Litigation Trust Interests, which inter alia, shall entitle such Holder to receive its Pro Rata Share of distributions of D&O Litigation Trust Assets from the D&O Litigation Trust in accordance with this Plan and the D&O Litigation Trust Agreement.  Alternatively, if such Holder so elects, instead of any of the foregoing, such Holder shall instead receive the Proceeds Distribution Election consisting of; (x) such Holder’s Pro Rata share of the D&O Litigation Trust Interests, which inter alia, shall entitle such Holder to receive its Pro Rata Share of distributions of D&O Litigation Trust Assets from the D&O Litigation Trust in accordance with this Plan and the D&O Litigation Trust Agreement; and (y) such Holder’s Election Pro Rata share of the Proceeds Distribution Election Trust Interests, which, inter alia, shall entitle such Holder to receive its Election Pro Rata share of distributions of Proceeds Distribution

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Election Trust Assets from the Proceeds Distribution Election Trust in accordance with this Plan and the Proceeds Distribution Election Trust Agreement.  Notwithstanding anything to the contrary in this Plan, at Holdco’s election in its sole and absolute discretion, any holder of an Allowed Class 5 Claim who may not be a holder of New Class A Common Stock consistently with an exemption under the Investment Company Act that Holdco elects to use may be deemed to have elected the Proceeds Distribution Election.
6.          Class 6—Other Unsecured Claims
a.           Classification:  Class 6 consists of all Other Unsecured Claims.
b.           Impairment and Voting:  Class 6 is Impaired by the Plan.  Each Holder of an Other Unsecured Claim in Class 6 is entitled to vote to accept or reject the Plan.
c.           Treatment:  In full satisfaction, settlement, release, and compromise of and in exchange for each Other Unsecured Claim, each Holder of an Allowed Other Unsecured Claim shall receive on the Initial Distribution Date (i) its Stock Pro Rata Distribution of the New Series A Common Stock and (ii) such Holder’s Pro Rata share of the D&O Litigation Trust Interests, which inter alia, shall entitle such Holder to receive its Pro Rata Share of distributions of D&O Litigation Trust Assets from the D&O Litigation Trust in accordance with this Plan and the D&O Litigation Trust Agreement.  Alternatively, if such Holder so elects, instead of any of the foregoing, such Holder shall instead receive the Proceeds Distribution Election consisting of; (x) such Holder’s Pro Rata share of the D&O Litigation Trust Interests, which inter alia, shall entitle such Holder to receive its Pro Rata Share of distributions of D&O Litigation Trust Assets from the D&O Litigation Trust in accordance with this Plan and the D&O Litigation Trust Agreement; and (y) such Holder’s Election Pro Rata share of the Proceeds Distribution Election Trust Interests, which, inter alia, shall entitle such Holder to receive its Election Pro Rata share of distributions of Proceeds Distribution Election Trust Assets from the Proceeds Distribution Election Trust in accordance with this Plan and

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the Proceeds Distribution Election Trust Agreement.  Subject to Article V.D(3), the Reorganized Debtor reserves the right to issue, in addition to or in lieu of the Proceeds Distribution Election Trust Interests, shares of New Series B Common Stock to Holders of Allowed Class 6 Claims making the Proceeds Distribution Election as is necessary to preserve certain tax attributes of the Debtor. Notwithstanding anything to the contrary in this Plan, at Holdco’s election in its sole and absolute discretion, any holder of an Allowed Class 6 Claim who may not be a holder of New Class A Common Stock consistently with an exemption under the Investment Company Act that Holdco elects to use below may be deemed to have elected the Proceeds Distribution Election.
7.          Class 7 (Convenience Claims).
Class 7 consists of Convenience Claims.  Each holder of an Allowed Convenience Claim shall receive, on account of and in full satisfaction of its Allowed Convenience Claim, Cash equal to 100% of the amount of the Allowed Convenience Claim on the later of (x) the Effective Date, and (y) the date an order of the Bankruptcy Court  allowing the Convenience Claim becomes a Final Order.  Class 7 is unimpaired under the Plan and the holders of Class 7 Allowed Convenience Claims are deemed to accept the Plan pursuant to section 1126(f) of the Code.
8.          Class 8 (Holders Of Interests).
Class 8 is comprised of holders of Interests.  Holders of Class 8 Interests shall neither receive nor retain any property under the Plan and all Interests of the Debtor shall be cancelled as of the Effective Date.  Class 8 is impaired under the Plan and the holders of Class 8 Interests are deemed to reject the Plan.

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ARTICLE IV.
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES
A.           Default Rejection of Executory Contracts and Unexpired Leases.
  All executory contracts or unexpired leases of the Debtor, except (a) those previously assumed and assigned by Final Order and (b) those which are assumed under the Plan, are rejected.  The Debtor shall file a schedule of executory contracts to be assumed, if any, in the Plan Supplement.
B.           Procedural Issues.
  The Plan shall constitute a motion to reject any executory contracts and unexpired leases not identified in the Plan Supplement as executory contracts or unexpired leases to be assumed, and the Debtor and Reorganized Debtor shall have no further liability thereunder.  The entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of any such rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code and that the rejection thereof is in the best interest of the Debtor, its Estate and all parties in interest in the Case.

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C.           Claims Based on Rejection of Executory Contracts or Unexpired Leases  Claims created by the rejection of executory contracts and unexpired leases pursuant to Article IV. A. of the Plan, or the expiration or termination of any executory contract or unexpired lease prior to the Effective Date, must be filed with the Bankruptcy Court and served on the Reorganized Debtor no later than thirty (30) days after the Effective Date.  Any Claims arising from the rejection of an executory contract or unexpired lease pursuant to Article IV.A.  for which proofs of Claim are not timely filed within that time period will be forever barred from assertion against the Debtor, the Reorganized Debtor, the Estate, its successors and assigns, and its assets and properties, unless otherwise ordered by the Bankruptcy Court or as otherwise provided herein.  All such Claims shall, as of the Effective Date, be subject to the permanent injunction set forth in this Plan.  Unless otherwise ordered by the Bankruptcy Court, all such Claims that are timely filed as provided herein shall be treated as General Unsecured Claims under the Plan.
D.           Cure of Defaults for Assumed Executory Contracts and Unexpired Leases
1.          Cure of Defaults.  Any provisions or terms of the Debtor’s executory contracts or unexpired leases to be assumed pursuant to the Plan that are, or may be, alleged to be in default, shall be satisfied solely by Cure or by an waiver of Cure agreed upon between the Debtor and applicable counterparty.  Except with respect to executory contracts or unexpired leases in which the Debtor and the applicable counterparties have stipulated in writing to payment of Cure, all requests for payment of Cure must be Filed on or before the Cure Bar Date.  Any request for payment of Cure that is not timely Filed shall be disallowed automatically and forever barred from assertion and shall not be enforceable against the Reorganized Debtor, without the need for any objection by the Reorganized Debtor or further notice to or action, order, or approval of the Bankruptcy Court, and any such Claim for Cure shall be deemed fully satisfied, released, and discharged, notwithstanding anything included in the Schedules or in any proof of Claim to the contrary; provided, however, that nothing shall prevent the Reorganized Debtor from paying any Cure despite the failure of the

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relevant counterparty to File such request for payment of such Cure.  The Reorganized Debtor also may settle any Cure without further notice to or action, order, or approval of the Bankruptcy Court.
2.          Objections to Cure.  If the Debtor or Reorganized Debtor, as applicable, objects to any request for Cure or any other matter related to assumption, the Bankruptcy Court shall determine the Allowed amount of such Cure and any related issues.  If there is a dispute regarding such Cure, the ability of the Reorganized Debtor or any assignee to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption, then such Cure shall occur as soon as reasonably practicable after entry of a Final Order resolving such dispute, approving such assumption (and, if applicable, assignment), or as may be agreed upon by the Debtor or Reorganized Debtor and the counterparty to the executory contract or unexpired lease.  Any counterparty to an executory contract or unexpired lease that fails to object timely to the proposed assumption of any executory contract or unexpired lease will be deemed to have consented to such assumption.  The Debtor or Reorganized Debtor, as applicable, reserve the right, either to reject or nullify the assumption of any executory contract or unexpired lease no later than thirty (30) days after a Final Order determining the Cure or any request for adequate assurance of future performance required to assume such executory contract or unexpired lease.
3.          Release and Satisfaction of Debtor upon Assumption.  Assumption of any executory contract or unexpired lease pursuant to the Plan or otherwise  and after satisfaction of any Cure, shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed executory contract or unexpired lease at any time prior to the effective date of assumption.

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   E.           Reservation of Rights.  Neither the exclusion nor inclusion of any contract or lease in the Plan Supplement, nor anything contained in the Plan, shall constitute an admission by the Debtor that any such contract or lease is in fact an executory contract or unexpired lease or that the Reorganized Debtor has any liability thereunder.  If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtor or Reorganized Debtor, as applicable, shall have thirty (30) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.
ARTICLE V.
MEANS OF IMPLEMENTATION OF THE PLAN
A.           Corporate Existence
  Except as otherwise provided in the Plan or Plan Supplement, the Debtor shall continue to exist after the Effective Date as a separate corporate Entity with all the powers of a corporation pursuant to the applicable law in the jurisdiction in which the Debtor is incorporated or formed and pursuant to the certificate of incorporation, charter and bylaws in effect prior to the Effective Date, except to the extent the Debtor elects to reincorporate in another jurisdiction or make any other amendments to such certificate of incorporation, charter or bylaws, pursuant to documents contained in the Plan Supplement, in which case such documents in effect prior to the Effective Date are deemed to be amended pursuant to the Plan and require no further action or approval.  For the avoidance of doubt, the Reorganized Debtor may reincorporate from and after the Effective Date in a jurisdiction other than Delaware as Holdco may in its sole discretion select.
B.   Directors/Officers of the Debtor on the Effective Date; Plan Committee.
1.          Release and Discharge of Duties and Obligations of Current Directors and Officers.  On the Effective Date, the persons then acting as directors and officers of the Debtor shall be released and discharged from all further authority, duties, responsibilities and obligations relating

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to and arising from the Debtor or the Case.  Nothing contained in this Article V.B shall release the Debtor’s officers and directors from claims for actions taken before the Effective Date other than as provided in the Plan.
2.          Plan Committee.  As of the Effective Date, the Plan Committee shall be created and shall consist of three members of the New Board as identified in the Plan Supplement.  Holdco, upon consultation with the Debtor, shall determine the identity of the initial members of the Plan Committee, and the New Board will appoint replacement members if needed thereafter.  The Plan Committee shall oversee and have decision-making authority regarding any litigation and/or settlement of Causes of Action, including the FDIC Causes of Action and any litigation related to the subordination of the TOPrS Unsecured Claims, and the administration of Distributions.  The fiduciary duties of the members of the Plan Committee (in their capacity as Plan Committee members) shall run to all parties entitled to Distributions under the Plan, whether or not such beneficiaries have elected the Proceeds Distribution Election.  The Reorganized Debtor shall seek approval of any settlement of a Material Cause of Action from the Bankruptcy Court by the filing of an appropriate motion, and such approval shall be governed by Fed.R.Bankr.P. 9019, shall only come after a hearing, upon notice to all parties requesting service pursuant to Bankruptcy Rule 2002 or to such Entities as the Court may order.
C.   Cancellation of TOPrS Debentures, TOPrS, and Equity Interests
1.      Cancellation of TOPrS Debentures.  On the Effective Date, except to the extent otherwise provided herein, all notes, stock, instruments, certificates and other documents evidencing the TOPrS Unsecured Claims and Equity Interests, including the TOPrS Documents and the TOPrS shall be deemed automatically canceled, shall be of no further force, whether surrendered for cancellation or otherwise, and the obligations of the Debtor thereunder or in any way related thereto shall be discharged.

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2.      Limited Survival of TOPrS Documents.  Notwithstanding anything to the contrary contained in this Plan, (a) the TOPrS Documents will continue in effect solely for purposes of (i) allowing the applicable TOPrS Indenture Trustee to receive and make the Distributions to be made pursuant to this Plan on account of TOPrS Unsecured Claims, from Distributions received from the Reorganized Debtor in accordance with this Plan, and (ii) permitting such TOPrS Indenture Trustee to maintain any rights or Liens it may have under the applicable TOPrS Documents to receive TOPrS Indenture Trustee Fees, exculpation, indemnification and the protections provided for in Article VI of The Bank of New York Mellon related TOPrS Debenture Indenture, Article VI of the U.S. Bank National Association related TOPrS Debenture Indenture, and the corresponding provisions of other TOPrS Documents; provided that the Debtor or Reorganized Debtor, as applicable, will not have any obligation to any TOPrS Indenture Trustee for payment of any such TOPrS Indenture Trustee Fees or indemnifications except as otherwise provided in this Plan, and (iii) permitting the potential participation of any TOPrS Indenture Trustee in any appeal from any ruling on the FDIC's objection to the TOPrS Unsecured Claims, and (b) the TOPrS Debentures issued under such agreements will continue in effect solely for the purposes of permitting Holders thereof to receive Distributions from the applicable TOPrS Indenture Trustee in accordance with the Plan.
3.          Limited Preservation of TOPrS Indenture Trustee Rights to Charging Liens.  To the extent that, under the TOPrS Documents, the TOPrS Indenture Trustees are entitled to charging liens on account of unpaid TOPrS Indenture Trustee Fees, recoveries under the Plan will be adjusted so that sufficient Cash Distributions are available to allow the TOPrS Indenture Trustees to exercise such charging liens against Cash distributed under the Plan.  Payment of fees, if any, to the TOPrS Indenture Trustees will reduce recoveries to all creditors regardless of whether they make the Proceeds Distribution Election or receive the New Series A Common Stock.

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4.          Payment of Holdco Fees.  The Reorganized Debtor shall pay the Holdco Fees, after submission of invoices therefor.  If and only if Holdco elects in its sole discretion, payment of the Holdco Fees shall not reduce the recovery, if any, of the FDIC in connection with any Allowed FDIC Non-Priority Claims, and the FDIC will be entitled to receive the same Distributions it would otherwise be entitled to receive absent payment of the Holdco Fees.
5.          Payment of TOPrS Indenture Trustee Fees.  On or as soon as practicable after the Effective Date, the Reorganized Debtor shall pay the TOPrS Indenture Trustee Fees, after submission of invoices therefor.  Subsequent submissions by a TOPrS Indenture Trustee of TOPrS Indenture Trustee Fees incurred after the Effective Date may be made from time to time, but no more frequently than monthly, by delivery of invoices to the Reorganized Debtor for payment, but only for fees incurred by the TOPrS Indenture Trustee that are reasonably necessary for the implementation of this Plan, including in connection with any potential participation in any appeal from the FDIC's objection to the TOPrS Unsecured Claims.  If and only if Holdco elects in its sole discretion, payment of the TOPrS Indenture Trustee Fees shall not reduce the recovery, if any, of the FDIC in connection with any Allowed FDIC Non-Priority Claims, and the FDIC will be entitled to receive the same Distributions it would otherwise be entitled to receive absent payment of the TOPrS Indenture Trustee Fees.
D.    Reorganized Debtor Securities
1.      New Series A Common Stock.
  The Reorganized Debtor’s equity interests shall consist of New Series A Common Stock, and, if the Debtor elects (if necessary to cause Section 382(l)(5) of the Internal Revenue Code to apply to the Plan), the New Series B Common Stock, as provided for in Section V.D.2. below.  On the Effective Date, or as soon as reasonably practicable thereafter, the Reorganized Debtor shall issue or reserve for issuance all securities to be issued pursuant to the terms of the Plan, without need for any further corporate or shareholder action.

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   2.           Optional Issuance of New Series B Common Stock (Separate Series or Classes of Common Stock).  To the extent the Reorganized Debtor chooses (if necessary to cause Section 382(l)(5) of the Internal Revenue Code to apply to the Plan or to preserve certain other tax attributes) to issue the New Series B Common Stock as one or more separate series or classes of common stock on account of the Proceeds Distribution Election, on the Effective Date each Holder that has made a Proceeds Distribution Election with respect to which the Reorganized Debtor chooses to issue New Series B Common Stock shall be issued, in lieu of or in exchange for Proceeds Distribution Election Trust Interests, New Series B Common Stock (which shall be in addition to such Holder’s Pro Rata share of the D&O Litigation Trust Interests).  In such case, the Proceeds Distribution Election Trust Interests that would have been issued to such Holders will be issued to a wholly owned, special purpose bankruptcy remote vehicle of Reorganized Debtor and the Proceeds Distribution Election Trust Agreement and the Reorganized Debtor’s certificate of incorporation shall provide that (i) any Distributions on account of such Proceeds Distribution Election Trust Interests held by such special purpose vehicle shall be used exclusively for funding dividend, distribution, or redemption payments on the New Series B Common Stock and (ii) each holder of New Series B Common Stock shall be entitled to its Pro Rata share of Net Free Cash as if such Holder had received Proceeds Distribution Election Trust Interests in accordance with this Plan and the Proceeds Distribution Election Trust Agreement.  If New Series B Common Stock is issued to the Holders  making a Proceeds Distribution Election as provided above, then (x) the certificate of incorporation, charter and bylaws of the special purpose vehicle referred to above shall be subject to the approval of Holdco and the Committee, (y) the rights, preferences and privileges of the New Series B Common Stock contained in the certificate of incorporation, charter and bylaws of. Reorganized Debtor shall be subject to the approval of Holdco and the Committee; and (z) the certificate of incorporation of Reorganized Debtor shall provide that (I) the holder of each share of New Series B Common Stock, if any, shall

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be entitled to receive a dividend, distribution, redemption, or similar payment corresponding to and from Distributions that  are made from the Proceeds Distribution Election Trust representing such Holder’s pro rata share of the amount of such Proceeds Distribution Election Trust Assets in accordance with this Plan and the Proceeds Distribution Election Trust Agreement, (II) the holder of each share of New Series B Common Stock shall be entitled to a liquidation preference in an aggregate amount equal to the their respective pro rata share of the fair market value of the Proceeds Distribution Election Trust Assets, as of the date of the liquidation or dissolution of the Reorganized Debtor, which may be satisfied by the distribution of the Proceeds Distribution Election Trust Interests held by the special purpose vehicle created pursuant to this Plan to the holders of the New Series B Common Stock pursuant to such liquidation or dissolution and (III) Reorganized Debtor may not be merged or consolidated with any other Entity or liquidated or dissolved at any time that the New Series B Common Stock is outstanding unless adequate provision is made to secure the right of the holders of the New Series B Common Stock to received Distributions of Net Free Cash as provided for in the Plan.  Alternatively, the Proceeds Distribution Election Trust Agreement, the Reorganized Debtor’s certificate of incorporation, and certificate of incorporation, charter and bylaws of the special purpose vehicle referred to above shall provide that at any time on or after the Effective Date, the New Board shall in its discretion distribute the Proceeds Distribution Election Trust Interests held by such special purpose vehicle to holders of New Series B Common Stock in the form a dividend, distribution, redemption, or any other type of payment, after which the Reorganized Debtor shall have no further obligations to make distributions to holders of New Series B Common Stock. Moreover, prior to the Effective Date and at the election of Holdco, in lieu of the creating a special purpose vehicle, the Debtor may distribute Proceeds Distributions Election Trust Interests directly to holders of New Series B Common Stock on the Effective Date, which such

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distribution shall be in addition to, and not in lieu of the shares of New Series B Common Stock to be distributed on such date.
Alternatively, to the extent the Reorganized Debtor chooses (if necessary to cause Section 382(l)(5) of the Internal Revenue Code to apply to the Plan or to preserve certain other tax attributes) to issue a the New Series B Common Stock as one or more separate series or classes of common stock on account of part of the Proceeds Distribution Election, which shall be in addition to, and not in lieu of, the other Distributions to which a Holder making the Proceeds Distribution Election is entitled to receive under the Plan), each Holder who elects to receive the Proceeds Distribution Election:
(a)           shall be entitled on account of such New Series B Common Stock to a pro rata share (such share to be calculated based on such Holder’s number of shares of such New Series B Common Stock divided by the total outstanding shares as of the Effective Date of New Series B Common Stock issued to Holders who elect to receive the Proceeds Distribution Election) of any Net Free Cash that constitutes net proceeds of the Causes of Action, pursuant to redemption upon the terms set forth in the Reorganized Debtor’s charter upon entry of a Final Order resolving the Causes of Action; and
       (b)           shall also be entitled to a right of payment equal to such holder’s Pro Rata share of Net Free Cash that does not constitute the proceeds of the Causes of Action.
Each share of New Series B Common Stock shall entitle the Holder of such share to exercise voting rights equal to 1/20 of the voting rights exercisable by each of Holder of New Series A Common Stock.
3.          Limitation on Management and Control over the Reorganized Debtor.  If the Effective Date occurs prior to the FDIC Priority Claim Determination, the holders of the New Series A Common Stock shall exercise no management or control over the affairs of the

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Reorganized Debtor until there is a Final Order resolving the FDIC Priority Claim Determination and holding that the FDIC Priority Claim is disallowed.
4.          Dividends, Other Attributes.
a.           Dividends.  Except as otherwise provided by applicable law or in the corporate documents that will be included in the Plan Supplement, the holders of New Series A Common Stock and the New Series B Common Stock, if any, shall share ratably in all dividends and other Distributions made to their respective class, whether in respect of liquidation or dissolution (voluntary or involuntary) or otherwise.  Without limiting the generality of the immediately preceding sentence, Holders of Allowed Claims who properly and timely make the Proceeds Distribution Election shall not receive an amount greater than the Pro Rata portion of Net Free Cash that such Holders would have received if all Net Free Cash was Distributed Pro Rata to all Holders of Allowed General Unsecured Claims, and all Cash received by such Holders, whether on account of D&O Litigation Trust Interests, Proceeds Distribution Election Trust Interests or New Series B Common Stock, shall be applied in reduction of such amount.
b.           Other Attributes of New Series A and B Common Stock  Shares of New Series A Common Stock and the New Series B Common Stock, if any, shall have conversion rights, redemption rights, preemptive rights, transfer restrictions and other rights, responsibilities and restrictions, all as set forth in the Plan Supplement, in order to preserve and maximize the value of all tax attributes that are or will be held by the Reorganized Debtor from and after the Effective Date.
c.           Redemption of Common Stock.  The New Board may elect to redeem all shares of New Common Stock held by a particular stockholder at any time, so long as the New Common Stock is redeemed for Fair Market Value Price.  For purposes of the redemption of the New Common Stock, (i) to determine whether the New Series A Common Stock is redeemed for

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Fair Market Value, the New Board may rely on a nationally recognized accounting or valuation firm to determine the Fair Market Value Price for the New Common Stock and (ii) to determine whether New Series B Common Stock is redeemed for Fair Market Value, the New Series B Common Stock shall be based on the fair market value of the Proceeds Distribution Election Trust Assets.  Prior to making a final determination to exercise the Reorganized Debtor’s redemption right under this paragraph, the Reorganized Debtor shall send a written notice to such stockholder (at the notice address appearing in the Reorganized Debtor’s records) advising the stockholder of the Reorganized Debtor’s intention to exercise its redemption right.  In the event that the stockholder notifies the Reorganized Debtor in writing (within 60 days after the date of the Reorganized Debtor’s notice) that such stockholder objects to the redemption of its shares, then the Reorganized Debtor shall not exercise the redemption right.  In the event that the stockholder does not respond to the Reorganized Debtor’s notice within 60 days the stockholder is deemed to have consented to the proposed redemption.  In the event that the stockholder does not respond to the Reorganized Debtor's notice within 60 days after the date of the Reorganized Debtor’s notice (or the stockholder notifies the Reorganized Debtor that it approves or does not object to  such  redemption), then the New Board shall be entitled to make a final determination to exercise the redemption right.  In the event that the New Board makes such a final determination, then the redemption shall take place on a date determined by the New Board (but such redemption date shall be no later than 30 days after the New Board’s final determination) and shall be at a price equal to the Fair Market Value Price.  The purchase price payable in any such redemption shall be paid in cash or by check on the closing date.  Such redemption shall be effective on the closing date of the redemption regardless of whether or not the stockholder participates in the closing or delivers his or its stock certificate to the Reorganized Debtor for cancellation.

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E.           Exemption from the Registration Requirements of the Securities Act; Investment Company Act
1.                    Exemption from Securities Act.  The offering, issuance, and distribution of securities pursuant to the Plan shall be exempt from the registration requirements of section 5 of the Securities Act as one or more private placements pursuant to any and all applicable exemptions, including, as applicable, exemptions provided by Section 1145 of the Bankruptcy Code, Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act, based on the number of creditors receiving securities under the Plan, the Reorganized Debtor’s belief as to their status as accredited investors, and other factors.  As a result, the securities issued under the Plan likely will be “restricted securities” for purposes of the federal securities laws.  The Reorganized Debtor also reserves all rights to rely, if necessary in its sole discretion, on other exemptions to the registration requirements of section 5 of the Securities Act.
2.                    Investment Company Act.  In addition, the Reorganized Debtor expects to rely on one or more of the exemptions contained in the Investment Company Act, which exemptions may include, without limitation, exemptions under Sections 3(c)1 and 3(c)7.
F.    Restructuring Transactions
On the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Debtor may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by or necessary to effectuate the Plan, including:  (1) the execution and delivery of appropriate agreements or other documents of merger, consolidation or reorganization containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable law; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any property, right, liability, duty or obligation on terms consistent with the terms of the Plan; (3) the filing of appropriate certificates of incorporation, charter, merger or

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consolidation with the appropriate governmental authorities pursuant to applicable law; and (4) all other actions that the Reorganized Debtor determines are necessary or appropriate.
G.    Corporate Action
Each of the matters provided for by the Plan involving the corporate structure of the Debtor or corporate, financing or related actions to be taken by or required of the Reorganized Debtor shall, as of the Effective Date, be deemed to have occurred and be effective as provided in the Plan (except to the extent otherwise indicated), and shall be authorized, approved, and, to the extent taken prior to the Effective Date, ratified in all respects without any requirement of further action by Holders of Claims or Equity Interests, the directors of the Debtor or any other Entity.  Without limiting the foregoing, such actions will include:  the adoption and (as applicable) filing of amended and restated certificate of incorporation, charter, bylaws and other governance documents; the appointment of officers and (as applicable) directors for the Reorganized Debtor; the issuance of the New Series A Common Stock and any security or instrument issued by the Reorganized Debtor on account of part of the Proceeds Distribution Election, and all related documents and instruments (as applicable).  The Reorganized Debtor shall enter into such agreements and amend their corporate governance documents to the extent necessary to implement the terms and conditions of the Plan.
H.    Effectuating Documents; Further Transactions
On and after the Effective Date, the Reorganized Debtor, and the officers and members of the New Board thereof, are authorized to and may issue, execute, deliver, file or record such contracts, securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtor, and the Debtor may make non-material modifications to the documents set

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forth in the Plan Supplement, without the need for any approvals, authorizations, or consents except for those expressly required pursuant to the Plan.
I.    Exemption from Certain Transfer Taxes and Recording Fees
Pursuant to section 1146(a) of the Bankruptcy Code, any transfer from the Debtor to the Reorganized Debtor or to any Entity pursuant to, in contemplation of, or in connection with the Plan or pursuant to:  (1) the issuance, distribution, transfer, or exchange of any debt, securities, or other interest in the Debtor or the Reorganized Debtor; (2) the creation, modification, consolidation, or recording of any mortgage, deed of trust or other security interest, or the securing of additional indebtedness by such or other means; (3) the making, assignment, or recording of any lease or sublease; or (4) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, sales tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.
J.    Board Representation
The New Board shall be disclosed by the Plan Proponents in the Plan Supplement to be filed 10 days prior to the Voting Deadline in accordance with section 1129(a)(5) of the Bankruptcy Code.  Holdco will select the members of the New Board after consultation with the Debtor.  The initial members of the New Board shall serve staggered terms of one, two and three years, as designated.

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Thereafter, the members of the New Board shall be elected on a staggered three-year basis by the holders of New Series A Common Stock and (as applicable and as may be in accordance with the Reorganized Debtor’s certificate of incorporation) holders of New Series B Common Stock.  The New Board shall have all authority to make business decisions under applicable law with respect to all matters effecting the Reorganized Debtor, including with investment activity and the Causes of Action.
K.    Senior Management
Senior management of the Reorganized Debtors shall be disclosed by the Proponents in the Plan Supplement to be filed 10 days prior to the Voting Deadline in accordance with section 1129(a)(5) of the Bankruptcy Code.  Holdco will select the members of the senior management after consultation with the Debtor, and thereafter the New Board will select members of the senior management as needed.  The Reorganized Debtor may, but shall not be required, to enter into one or more contracts with one or more Entities to outsource or subcontract certain management functions, and the identity or identities of such Entities with whom the Reorganized Debtor may contract as of the Effective Date shall be disclosed in the Plan Supplement.
L.    Committee, Vesting of Committee Standing in Reorganized Debtor and D&O Litigation Trustee
As of the Effective Date, the Committee shall dissolve, and its members shall be released and discharged from all further authority, duties, responsibilities and obligations relating to and arising from the Case.  The retention and employment of the Professionals retained by the Committee shall terminate as of the Effective Date.  As of the Effective Date, the Committee’s standing and authority to bring and prosecute any Causes of Action, other than the Former Officers and Directors Causes of Action and the Committee Adversary Complaint shall vest in the Reorganized Debtor.  As of the Effective Date, the Committee’s standing and authority to bring and prosecute the Former Officers and Directors Causes of Action and the Committee Adversary Complaint shall vest in the D&O

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Litigation Trustee.  From and after the Effective Date, the Reorganized Debtor and the D&O Litigation Trustee, as applicable, shall have full standing and authority to bring and prosecute all such Causes of Action in place of the Committee and the Committee shall have no further standing or authority whatsoever to bring or prosecute any Causes of Action, including, without limitation, the Former Officers and Directors Causes of Action, except that the Committee shall be authorized to take any actions necessary to substitute the D&O Litigation Trustee as plaintiff with respect to the Committee Adversary Complaint.
M.    Vesting of Assets in the Reorganized Debtor
Except as otherwise provided in this Plan or in any agreement, instrument or other document relating thereto, on or after the Effective Date pursuant to section 1141 of the Bankruptcy Code, all property of the Estate and any property acquired by the Debtor pursuant hereto shall vest in the Reorganized Debtor, free and clear of all Liens, Claims, charges or other encumbrances.  Except as may be provided in this Plan or the Confirmation Order, including without limitation with respect to the D&O Litigation Trust and the Proceeds Distribution Election Trust, on and after the Effective Date, the Reorganized Debtor may use, acquire or dispose of its property and compromise or settle any Claims without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.
N.    Prohibition Against Pledging Assets
Notwithstanding anything to the contrary contained herein, the Reorganized Debtor shall be precluded from, and the Confirmation Order shall expressly prohibit the Reorganized Debtor from, pledging any interest in (a) the Disputed Reserve or the assets therein; (b) the D&O Litigation Trust or the assets thereon; (c) the Proceeds Distribution Election Trust or Proceeds Distribution Election Trust Assets; or (d) any assets, or the proceeds thereof, that are or could become part of the Proceeds Distribution Election Assets, including without limitation any Causes of Action or the proceeds

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thereof.  The Confirmation Order shall also provide that any such pledge in violation of this section of the Plan is null and void.
O.    Deregistration
As soon after the Effective Date as is practicable, the Reorganized Debtor shall terminate its registration under the Securities and Exchange Act of 1934 by filing a Form 15 “Certification and Notice of Termination of Registration Under Section 12(g) of the Securities Exchange Act of 1934 or Suspension of Duty to File Reports Under Sections 12 and 15(d) of the Securities and Exchange Act of 1934” with the United States Securities and Exchange Commission and shall otherwise comply with the statutory or regulatory requirements of a publicly traded company, including, but not limited to, seeking to deregister the Equity Interests.
P.    Allowance of TOPrS Unsecured Claims.
The TOPrS Unsecured Claims will be deemed to be Allowed Claims in the amounts set forth in the proofs of claim filed by the TOPrS Indenture Trustees: (i) Claim No 26 in the amount of $31,841,833.78, (ii) Claim Nos. 11, 12 and 13 in the aggregate amount of $60,975,312.98.
Q.    D&O Litigation Trust.
1.           General.  On or before the Effective Date, the D&O Litigation Trust Agreement, in form and substance satisfactory to the Plan Proponents and substantially as set forth in the Plan Supplement, will be executed and all other necessary steps will be taken to establish the D&O Litigation Trust and the beneficial interests therein, which will be for the benefit of the holders of Allowed General Unsecured Claims, whether Allowed on or after the Effective Date.  In the event of any conflict or inconsistency between the terms of this Plan and the terms of the D&O Litigation Trust Agreement, then the terms of the D&O Litigation Trust Agreement will govern.  The D&O Litigation Trust Agreement may provide powers, duties, and authorities in addition to those explicitly stated herein, but only to the extent that such powers, duties, and authorities do not affect

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the status of the D&O Litigation Trust as a liquidating trust for United States federal income tax purposes, or otherwise have material adverse effect on the recovery of holders of Allowed General Unsecured Claims.  This Section V.Q is qualified in its entirety by the terms of and is subject to the terms of the D&O Litigation Trust Agreement.
2.           Purpose of D&O Litigation Trust.  The D&O Litigation Trust will be established for the sole purpose of liquidating and distributing the D&O Litigation Trust Assets, in accordance with Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to achieve, and consistent with, the liquidating purpose of the D&O Litigation Trust.
3.           Costs and Expenses of D&O Litigation Trust. The costs and expenses of the D&O Litigation Trust, including the fees and expenses of the D&O Litigation Trustee and its retained professionals, will be paid out of the D&O Litigation Trust Assets, and the Reorganized Debtor will not be responsible for any fees, expenses or costs of the D&O Litigation Trust, provided, however, the Reorganized Debtor may, in its sole discretion, advance or pay any costs or expenses of the D&O Litigation Trust.
4.           D&O Litigation Trust Assets. As of and as soon as practicable after the Effective Date, and subject to and in accordance with this Plan and the D&O Litigation Trust Agreement, the Debtor will assign and transfer to the D&O Litigation Trust all of its rights, title and interests in and to the D&O Litigation Trust Assets for the benefit of the holders of Allowed General Unsecured Claims, whether such Claims are Allowed on or after the Effective Date.  Such transfers will be exempt from any stamp, real estate transfer, mortgage reporting, sales, use or other similar tax and, except as otherwise may be set forth specifically herein, will be free and clear of any liens, claims and encumbrances and no other entity (other than Creditors receiving rights under this Plan), including the Debtor or the Reorganized Debtor, will have any interest, legal, beneficial, or

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otherwise, in the D&O Litigation Trust or the D&O Litigation Trust Assets upon their assignment and transfer to the D&O Litigation Trust (other than as provided herein or in the D&O Litigation Trust Agreement).  Upon delivery of the D&O Litigation Trust Assets to the D&O Litigation Trust, the Reorganized Debtor will be deemed released of all liability with respect to the delivery of Distributions to holders of Allowed General Unsecured Claims with respect to the D&O Litigation Trust Assets, and will have no further obligations to the D&O Litigation Trust or the D&O Litigation Trustee.
5.           Appointment of a D&O Litigation Trustee. Prior to the Effective Date, Holdco will select, and in the Plan Supplement will identify, the D&O Litigation Trustee.  The salient terms of the D&O Litigation Trustee’s employment, including the D&O Litigation Trustee’s duties and compensation, will be set forth in the D&O Litigation Trust Agreement.   The D&O Litigation Trust Agreement will specify the procedures for replacing the D&O Litigation Trustee.
6.           Transferability and Form of D&O Litigation Trust Interests.  The D&O Litigation Trust Interests shall not be transferable, unless otherwise provided for in the D&O Litigation Trust Agreement.  To the extent such beneficial interests are deemed securities under applicable non-bankruptcy law, then such securities shall be exempt from the requirements of applicable non-bankruptcy law to the maximum extent permitted by 11 U.S.C. §1145.  The D&O Litigation Trust Interests shall not be certificated.
7.           Federal Income Tax Treatment of D&O Litigation Trust.  For all federal income tax purposes, all parties (including, without limitation, the Debtor, Reorganized Debtor, the D&O Litigation Trustee, and the holders of Allowed General Unsecured Claims) will treat the transfer of the D&O Litigation Trust Assets to the D&O Litigation Trust, including any amounts or other assets subsequently transferred to the D&O Litigation Trust (but only at such time as actually transferred) for the benefit of the holders of Claims entitled to receive D&O Litigation Trust Interests, whether

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Allowed on or after the Effective Date, as (A) a transfer of the D&O Litigation Trust Assets directly to the holders of such Allowed Claims, followed by (B) the transfer by such Persons to the D&O Litigation Trust of such D&O Litigation Trust Assets in exchange for beneficial interests in the D&O Litigation Trust.  Accordingly, the holders of such Allowed Claims will be treated for federal income tax purposes as the grantors and owners of their respective shares of the applicable D&O Litigation Trust Assets.  The foregoing treatment shall also apply, to the extent permitted by applicable law, for state and local income tax purposes.
8.           D&O Litigation Trust a “Liquidating Trust.” Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the issuance of applicable Treasury Regulations, the receipt by the D&O Litigation Trustee of a private letter ruling if the D&O Litigation Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the D&O Litigation Trustee), all parties will treat the D&O Litigation Trust as a “liquidating trust” in accordance with Treasury Regulation section 301.7701-4(d), of which the holders of Allowed Claims described above, whether Allowed on or after the Effective Date, are the grantors and beneficiaries. In the event an alternative treatment of the D&O Litigation Trust is required for federal income tax purposes, the D&O Litigation Trustee will promptly notify in writing (or by comparable means) all holders of beneficial interests in the D&O Litigation Trust, and (if applicable) anyone who subsequently becomes a holder, of such alternative treatment.  The D&O Litigation Trustee will file returns for the D&O Litigation Trust as a grantor trust pursuant to Treasury Regulation section 1.671-4(a). The D&O Litigation Trustee will send annually to each record holder of a beneficial interest in the D&O Litigation Trust a separate statement setting forth such holder’s share of items of income, gain, loss, deduction, or credit and will instruct all such holders to report such items on their federal income tax returns or to forward the appropriate information to the beneficial holders with instructions to report such items on their federal income

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tax returns. The D&O Litigation Trustee will also file (or cause to be filed) any other statements, returns, or disclosures relating to the D&O Litigation Trust that are required by any governmental unit.  Except as may otherwise be provided, the D&O Litigation Trust’s taxable income, gain, loss, deduction or credit will be allocated by reference to the manner in which an amount of Cash equal to such taxable income would be distributed (without regard to any restrictions on distribution described in the Plan) if, immediately prior to the deemed distribution, the D&O Litigation Trust had distributed all of its other assets (valued at their tax book value) in accordance with the provisions of the Plan and the D&O Litigation Trust Agreement, up to the tax book value of the D&O Litigation Trust Assets treated as contributed by the holders of Allowed Claims, whether Allowed on or after the Effective Date, adjusted for prior taxable income and loss, and taking into account all prior and concurrent distributions from the D&O Litigation Trust. Similarly, taxable loss of the D&O Litigation Trust will be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining assets.
9.           Tax Withholding by D&O Litigation Trustee.  The D&O Litigation Trustee may withhold and pay to the appropriate government authority all amounts required to be withheld pursuant to the Internal Revenue Code or any provision of any foreign, state or local tax law with respect to any payment or distribution to the holders of D&O Litigation Trust Interests. All such amounts withheld and paid to the appropriate government authority (or placed in escrow pending resolution of the need to withhold) shall be treated as amounts distributed to such holders of D&O Litigation Trust Interests for all purposes of the D&O Litigation Trust Agreement. The D&O Litigation Trustee shall be authorized to collect such tax information from the holders of D&O Litigation Trust Interests (including, without limitation, social security numbers or other tax identification numbers) as in its sole discretion the D&O Litigation Trustee deems necessary to effectuate the Plan, the Confirmation Order, and the D&O Litigation Trust Agreement. In order to

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receive distributions under the Plan, all holders of D&O Litigation Trust Interests shall be required to identify themselves to the D&O Litigation Trustee and provide tax information and the specifics of their holdings, to the extent the D&O Litigation Trustee deems appropriate in the manner and in accordance with the procedures from time to time established by the D&O Litigation Trustee for these purposes. The D&O Litigation Trustee may refuse to make a distribution to any holder of a D&O Litigation Trust Interest that fails to furnish such information in a timely fashion, and until such information is delivered; provided, however, that, if such information is not furnished to the D&O Litigation Trustee within six (6) months of the original request to furnish such information, no further distributions shall be made to the holder of such D&O Litigation Trust Interest; and, provided, further, that, upon the delivery of such information by a holder of a D& O Litigation Trust Interest, the D&O Litigation Trustee shall make such distribution to which the holder of the D&O Litigation Trust Interest is entitled, without additional interest occasioned by such holder’s delay in providing tax information; and, provided, further that, if the D&O Litigation Trustee fails to withhold in respect of amounts received or distributable with respect to any such holder and the D&O Litigation Trustee is later held liable for the amount of such withholding, such holder shall reimburse the D&O Litigation Trustee for such liability (to the extent such amounts were actually distributed to such holder).
R.    Proceeds Distribution Election Trust.
1.           General.  On or before the Effective Date, the Proceeds Distribution Election Trust Agreement, in form and substance satisfactory to the Plan Proponents and acceptable to the Committee and substantially as set forth in the Plan Supplement, will be executed and all other necessary steps will be taken to establish the Proceeds Distribution Election Trust and the beneficial interests therein, which will be for the benefit of the holders of Allowed General Unsecured Claims, whether Allowed on or after the Effective Date, that choose the Proceeds Distribution Election.  In

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the event of any conflict or inconsistency between the terms of this Plan and the terms of the Proceeds Distribution Election Trust Agreement, then the terms of the Proceeds Distribution Election Trust Agreement will govern.  The Proceeds Distribution Election Trust Agreement may provide powers, duties, and authorities in addition to those explicitly stated herein, but only to the extent that (i) such powers, duties, and authorities do not affect the status of the Proceeds Distribution Election Trust as liquidating trust for United States federal income tax purposes, or otherwise have material adverse effect on the recovery of holders of Allowed General Unsecured Claims, (ii) such powers, duties and authorities do not operate to confer standing upon the Proceeds Distribution Election Trustee to be a party to, or to participate in, the Reorganized Debtor’s activities including litigation and/or settlement of Causes of Action, including the FDIC Causes of Action, and (iii) such powers, duties, and authorities are limited to the administration of distributions on account of the Proceeds Distribution Election Trust Interests.   This Section V.R is qualified in its entirety by the terms of and is subject to the terms of the Proceeds Distribution Election Trust Agreement.
2.           Purpose of Proceeds Distribution Election Trust.  The Proceeds Distribution Election Trust will be established for the sole purpose of liquidating and distributing the Proceeds Distribution Election  Trust Assets, in accordance with Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to achieve, and consistent with, the liquidating purpose of the Proceeds Distribution Election Trust.
3.           Costs and Expenses of Proceeds Distribution Election Trust.  The costs and expenses of the Proceeds Distribution Election Trust, including the fees and expenses of the Proceeds Distribution Election  Trustee and its retained professionals (if any), will be paid out of the Proceeds Distribution Election  Trust Assets, and the Reorganized Debtor will not be responsible for any fees, expenses or costs of the Proceeds Distribution Election  Trust.

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4.           Proceeds Distribution Election Trust Assets.  Subject to and in accordance with this Plan and the Proceeds Distribution Election  Trust Agreement, on the Effective Date or as soon as reasonably practical thereafter, the Debtor will assign and transfer to the Proceeds Distribution Election Trust all of its rights, title and interests in and to  the portion of the following assets to which Holders making the Proceeds Distribution Election are entitled under this Plan: (x) the interest in the Trust Refund Escrow Account as provided in Section V.R.5 below, (y) Pro Rata Election Holders portion of Net Free Cash existing as of the Effective Date (which, for the avoidance of doubt, shall be net of any Net Free Cash Reserves) and (z) an undivided beneficial interest in and to the other Proceeds Distribution Election Trust Assets existing as of the Effective Date (including the Net Free Cash Reserves which for clarification purposes may be fully overseen, spent, reduced and otherwise controlled, in the sole and absolute discretion of the Plan Committee, by the Reorganized Debtor as provided in the Plan).  Notwithstanding the foregoing, the Proceeds Distribution Election Trustee shall not be entitled, to receive Cash, which, in the aggregate (when added to all Cash received previously), exceeds what it otherwise would have been entitled to receive in the aggregate had all aggregate Cash proceeds generated from Proceeds Distribution Election Trust Assets been received by the Debtor by such date  and then subsequently conveyed to the Proceeds Distribution Election Trust pursuant to the “Turnover Obligation” as defined below ("Cash Limitation Provision).  In the event that Reorganized Debtor receives on account or in respect of any Proceeds Distribution Election Trust Assets any distribution or payment of Net Free Cash (after taking into account Net Free Cash Reserves and full payment or satisfaction of all Allowed Secured Claims, Allowed Administrative Claims, Allowed FDIC Priority Claims, and Allowed Non-FDIC Priority Claims; and costs of administering and implementing the Plan; but not including any costs and expenses solely attributable to the business operations of the Reorganized Debtor) the Reorganized Debtor shall segregate and hold in trust (as property of the Proceeds Distribution Election Trustee on behalf

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of the beneficiaries of the trust) for the benefit of, and immediately upon receipt thereof, shall pay over or deliver to, the Proceeds Distribution Election Trustee such distribution or payment for application in accordance with the terms of this Plan (the “Turnover Obligation”).  Such transfers will be exempt from any stamp, real estate transfer, mortgage reporting, sales, use or other similar tax and, except as otherwise may be set forth specifically herein, will be free and clear of any liens, claims and encumbrances and no other entity (other than the Proceeds Distribution Election Trustee and General Unsecured Creditors receiving rights under this Plan), including the Debtor or the Reorganized Debtor, will have any interest, legal, beneficial, or otherwise, in the Proceeds Distribution Election Trust or the Proceeds Distribution Election Trust Assets upon their assignment and transfer to the Proceeds Distribution Election Trust (other than as provided herein or in the Proceeds Distribution Election Trust Agreement).  Upon delivery of the Proceeds Distribution Election Trust Assets to the Proceeds Distribution Election Trust, the Reorganized Debtor will be deemed released of all liability with respect to the delivery of distributions to holders of Allowed General Unsecured Claims with respect to the Proceeds Distribution Election Trust Assets, and will have no further obligations to the Proceeds Distribution Election Trust or the Proceeds Distribution Election Trustee except the Turnover Obligation referred to above and the Net Free Cash Reserve Obligation referred to in Section V.R.5 below.
5.           Current Conveyance of Interest in Tax Refund Escrow Account.  Subject to the Cash Limitation Provision defined above, on the Effective Date, the Reorganized Debtor will convey, transfer and assign, without recourse or warranty, to the Proceeds Distribution Election Trustee, for the benefit of the Holders making the Proceeds Distribution Election, all of Debtor’s right, title and interest in and to a portion of the Tax Refund Escrow Account and the Cash in the Tax Refund Escrow Account ultimately determined to be distributable to the Reorganized Debtor (“Determined Tax Refund Assets”), equal to the Pro Rata Election Holders portion of Net Free Cash

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that all of the Holders who make the Proceeds Entitlement Election are entitled under the terms of this Plan solely on account of Determined Tax Refund Assets in accordance with the Proceeds Distribution Election Trust Agreement. In addition, the Proceeds Distribution Election Trustee, for the benefit of the Holders electing the Proceeds Distribution Election, shall be entitled to an additional amount payable out of Reorganized Debtor’s interest in the Tax Refund Escrow Account (after the transfer referred to above) equal to the Pro Rata Election Holders portion of any Net Free Cash Reserves attributable to the FDIC Causes of Action (and such allocation determined in the discretion of the Plan Committee)  (“Reserve Escrow Payment”) remaining upon the conclusion of the FDIC Causes of Action (the “Net Free Cash Reserve Obligation”) but such amount shall only be payable solely to the extent that the Proceeds Distribution Election Trustee has not at such time received Cash from the Reorganized Debtor on account of its undivided beneficial interest in Net Free Cash Reserves attributable to the FDIC Causes of Action (“Unpaid Reserve Interest”); and further, to the extent that such Reserve Escrow Payment is made, it shall be deemed to be made on account of the Proceeds Distribution Election Trustee’s undivided beneficial interest in Net Free Cash Reserves attributable to the FDIC Causes of Action and the Reorganized Debtor shall no longer have Turnover Obligations with respect to such asset.
6.           Appointment of a Proceeds Distribution Election Trustee.  Prior to the Effective Date, the Plan Proponents and the Committee will identify the Proceeds Distribution Election Trustee.  The salient terms of the Proceeds Distribution Election Trustee’s employment, including the Proceeds Distribution Election Trustee’s duties and compensation, will be set forth in the Proceeds Distribution Election Trust Agreement.  The Proceeds Distribution Election Trust Agreement will specify the procedures for replacing the Proceeds Distribution Election Trustee.
7.           Transferability and Form of Proceeds Distribution Election Trust Interests.  The Proceeds Distribution Election Trust Interests shall not be transferable, unless otherwise provided for

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in the Proceeds Distribution Election Trust Agreement.  To the extent such beneficial interests are deemed securities under applicable non-bankruptcy law, then such securities shall be exempt from the requirements of applicable non-bankruptcy law to the maximum extent permitted by 11 U.S.C. §1145.  The Proceeds Distribution Election Trust Interests shall not be certificated.
8.           Federal Income Tax Treatment of Proceeds Distribution Election Trust.  For all federal income tax purposes, all parties (including, without limitation, the Debtor, Reorganized Debtor, the Proceeds Distribution Election Trustee, and the holders of Allowed General Unsecured Claims) will treat the transfer of the Proceeds Distribution Election Trust Assets to the Proceeds Distribution Election Trust, including any amounts or other assets subsequently transferred to the Proceeds Distribution Election Trust (but only at such time as actually transferred) for the benefit of the holders of Claims entitled to receive Proceeds Distribution Election Trust Interests, whether Allowed on or after the Effective Date, as (A) a transfer of the Proceeds Distribution Election Trust Assets directly to the holders of such Allowed Claims, followed by (B) the transfer by such Persons to the Proceeds Distribution Election Trust of such Proceeds Distribution Election Trust Assets in exchange for beneficial interests in the Proceeds Distribution Election Trust.  Accordingly, the holders of such Allowed Claims will be treated for federal income tax purposes as the grantors and owners of their respective shares of the applicable Proceeds Distribution Election Trust Assets.  The foregoing treatment shall also apply, to the extent permitted by applicable law, for state and local income tax purposes.
9.           Proceeds Distribution Election Trust a “Liquidating Trust.”  Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the issuance of applicable Treasury Regulations, the receipt by the Proceeds Distribution Election Trustee of a private letter ruling if the Proceeds Distribution Election Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Proceeds Distribution Election

Trustee), all parties will treat the Proceeds Distribution Election Trust as a “liquidating trust” in accordance with Treasury Regulation section 301.7701-4(d), of which the holders of Allowed Claims described above, whether Allowed on or after the Effective Date, are the grantors and beneficiaries. In the event an alternative treatment of the Proceeds Distribution Election Trust is required for federal income tax purposes, the Proceeds Distribution Election Trustee will promptly notify in writing (or by comparable means) all holders of beneficial interests in the Proceeds Distribution Election Trust, and (if applicable) anyone who subsequently becomes a holder, of such alternative treatment.  The Proceeds Distribution Election Trustee will file returns for the Proceeds Distribution Election Trust as a grantor trust pursuant to Treasury Regulation section 1.671-4(a). The Proceeds Distribution Election Trustee also may send annually to each record holder of a beneficial interest in the Proceeds Distribution Election Trust a separate statement setting forth such holder’s share of items of income, gain, loss, deduction, or credit and will instruct all such holders to report such items on their federal income tax returns or to forward the appropriate information to the beneficial holders with instructions to report such items on their federal income tax returns.  The Proceeds Distribution Election Trustee will also file (or cause to be filed) any other statements, returns, or disclosures relating to the Proceeds Distribution Election Trust that are required by any governmental unit.  Except as may otherwise be provided, the Proceeds Distribution Election Trust’s taxable income, gain, loss, deduction or credit will be allocated by reference to the manner in which an amount of Cash equal to such taxable income would be distributed (without regard to any restrictions on distribution described in the Plan) if, immediately prior to the deemed distribution, the Proceeds Distribution Election Trust had distributed all of its other assets (valued at their tax book value) in accordance with the provisions of the Plan and the Proceeds Distribution Election Trust Agreement, up to the tax book value of the Proceeds Distribution Election Trust Assets treated as contributed by the holders of Allowed Claims, whether Allowed on or after the Effective Date,

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adjusted for prior taxable income and loss, and taking into account all prior and concurrent distributions from the Proceeds Distribution Election Trust. Similarly, taxable loss of the Proceeds Distribution Election Trust will be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining assets.
10.           Tax Withholding by Proceeds Distribution Election Trustee.  The Proceeds Election Distribution Election Trustee may withhold and pay to the appropriate government authority all amounts required to be withheld pursuant to the Internal Revenue Code or any provision of any foreign, state or local tax law with respect to any payment or distribution to the holders of Proceeds Distribution Election Trust Interests. All such amounts withheld and paid to the appropriate government authority (or placed in escrow pending resolution of the need to withhold) shall be treated as amounts distributed to such holders of Proceeds Distribution Election Trust Interests for all purposes of the Proceeds Distribution Election Trust Agreement. The Proceeds Distribution Election Trustee shall be authorized to collect such tax information from the holders of Proceeds Distribution Election Trust Interests shall be required to identify themselves to the Proceeds Distribution Election Trustee and provide tax information and the specifics of their holdings, to the extent the Proceeds Distribution Election Trustee deems appropriate in the manner and in accordance with the procedures from time to time established by the Proceeds Distribution Election Trustee for these purposes. The Proceeds Distribution Election Trustee may refuse to make a distribution to any holder of a Proceeds Distribution Election Trust Interest that fails to furnish such information in a timely fashion, and until such information is delivered; provided, however, that, if such information is not furnished to the Proceeds Distribution Election Trustee within six (6) months of the original request to furnish such information, no further distributions shall be made to the holder of such Proceeds Distribution Election Trust Interest; and, provided, further, that, upon the delivery of such information by a holder of a Proceeds Distribution Election Trust Interest, the

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Proceeds Distribution Election Trustee shall make such Distribution to which the holder of the Proceeds Distribution Election Trust Interest is entitled, without additional interest occasioned by such holder’s delay in providing tax information; and, provided, further that, if the Proceeds Distribution Election Trustee fails to withhold in respect of amounts received or distributable with respect to any such holder and the Proceeds Distribution Election Trustee is later held liable for the amount of such withholding, such holder shall reimburse the Proceeds Distribution Election Trustee for such liability (to the extent such amounts were actually distributed to such holder).
ARTICLE VI.
PROVISIONS GOVERNING DISTRIBUTIONS
A.    Initial Distribution Date
On the Initial Distribution Date or as soon thereafter as is reasonably practicable, the Reorganized Debtor, the D&O Litigation Trustee or the Proceeds Distribution Election Trustee, as applicable, shall make the Distributions required to be made under the Plan.
B.    Disputed Reserve
1.      Establishment of Disputed Reserve
On the Initial Distribution Date, and after making all Distributions required to be made on such date under the Plan, the Reorganized Debtor shall establish a separate Disputed Reserve for Disputed Claims, which Disputed Reserve shall be administered by the Reorganized Debtor. The Reorganized Debtor shall reserve a number of shares of New Series A Common Stock, an amount of Cash, or any other security or equity interest issued under the Plan, depending on the election of the Holder of such Disputed Claims and whether the Debtor elects to issue a security on account of part of the Proceeds Distribution Election, sufficient to provide Holders of Disputed Claims the treatment such Holders would be entitled to receive under the Plan if all such Disputed

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Claims were to become Allowed Claims (or such lesser amount as may be estimated by the Bankruptcy Court).
2.      Maintenance of Disputed Reserve
The Reorganized Debtor shall hold unissued New Series A Common Stock and Cash in the Disputed Reserve in trust, segregated from and not to be commingled with any other assets of the Reorganized Debtor, for the benefit of the Holders of Claims ultimately determined to be Allowed.  The Reorganized Debtor shall, in its sole discretion, distribute such amounts (net of any expenses, including taxes, relating thereto), as provided herein, as such Disputed Claims are resolved by a Final Order, and such New Series A Common Stock and Cash (or other security) will be distributable in respect of such Disputed Claims as such amounts would have been distributable had the Disputed Claims been Allowed Claims as of the Effective Date.
C.           Tax Refund Litigation Reserve.
1.           If the disputed tax refunds that are the subject of the FDIC Tax Refund Cause of Action are adjudicated to be property of the Debtor’s Estate and the FDIC Non-Priority Claim becomes an Allowed Claim, then such refunds shall not be distributed pursuant to the Plan until a Final Order is also entered determining whether any Allowed FDIC Non-Priority Claim is contractually senior to the Allowed TOPrS Unsecured Claims pursuant to subordination provisions contained in the TOPrS Indentures.  If and to the extent such disputed tax refunds are adjudicated to be property of the Debtor’s Estate and such a Final Order is entered determining that any Allowed FDIC Non-Priority Claim is contractually senior to the TOPrS Unsecured Claims pursuant to the TOPrS Indentures, then such disputed tax refunds shall be distributed first to the FDIC on account of such Allowed FDIC Non-Priority Claim until such Claim is paid in full (and before any Distributions are made on account of any other Allowed TOPrS Unsecured Claims pursuant to the Plan), with the remainder being distributed pursuant to the terms of the Plan.

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2.           Pursuant to its Minute Order entered March 14, 2012, the Bankruptcy Court has established a procedure and has scheduled a summary judgment hearing for April 24, 2012 at 2:00 p.m. to determine whether any Allowed FDIC Non-Priority Claim is contractually senior to the Allowed TOPrS Unsecured Claims pursuant to the TOPrS Indentures.
D.    Quarterly Distributions
On each Quarterly Distribution Date or as soon thereafter as is reasonably practicable, the Reorganized Debtor, the D&O Litigation Trustee or the Proceeds Distribution Election Trustee, as applicable, shall make the Distributions required to be made under the Plan on such date.  Any Distribution that is not made on the Initial Distribution Date or on any other date specified herein because the Claim that would have been entitled to receive that Distribution is not an Allowed Claim on such date, shall be held by the Reorganized Debtor as applicable, in the Disputed Reserve and distributed on the first Quarterly Distribution Date after such Claim is Allowed.  No interest shall accrue or be paid on the unpaid amount of any Distribution paid on a Quarterly Distribution Date.  Distributions from the Proceeds Distribution Election Trust shall be supervised by the Plan Committee.
E.    Record Date for Distributions
Except as otherwise provided in a Final Order of the Bankruptcy Court or as otherwise stipulated by the Debtor or Reorganized Debtor, as applicable, the transferees of Claims that are transferred pursuant to Bankruptcy Rule 3001 on or prior to the Distribution Record Date will be treated as the Holders of those Claims for all purposes, notwithstanding that any period provided by Bankruptcy Rule 3001 for objecting to the transfer may not have expired by the Distribution Record Date. The Reorganized Debtor shall have no obligation to recognize any transfer of any Claim occurring after the Distribution Record Date.  In making any Distribution with respect to any Claim, the Reorganized Debtor shall be entitled instead to recognize and

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deal with, for all purposes hereunder, only the Entity that is listed on the proof of Claim Filed with respect thereto or on the Schedules as the Holder thereof as of the close of business on the Distribution Record Date and upon such other evidence or record of transfer or assignment that are known to the Reorganized Debtor as applicable, as of the Distribution Record Date.
F.    Delivery of Distributions
1.      General Provisions; Undeliverable Distributions
Subject to Bankruptcy Rule 9010 and except as otherwise provided herein, Distributions to the Holders of Allowed Claims shall be made by the Reorganized Debtor at (i) the address of each Holder as set forth in the Schedules, unless superseded by the address set forth on proofs of Claim Filed by such Holder or (ii) the last known address of such Holder if no proof of Claim is Filed or if the Debtor or Reorganized Debtor, as applicable, has been notified in writing of a change of address; provided, however, that Distributions paid by the Reorganized Debtor for the benefit of Holders of TOPrS Debentures and the TOPrS shall be made to the appropriate TOPrS Indenture Trustee under the respective TOPrS Indenture for such obligations.  Each such TOPrS Indenture Trustee shall, in turn, administer the Distributions to the respective holders of TOPrS Unsecured Claims in accordance with the Plan and the applicable TOPrS Indentures.  Distribution to a TOPrS Indenture Trustee shall be promptly remitted by such TOPrS Indenture Trustee to the Holders of the TOPrS Unsecured Claims entitled thereto (i.e., the Holder of the relevant TOPrS on the Distribution Record Date) in accordance with this Plan and the TOPrS Indentures, and each such Distribution by the Reorganized Debtor to a TOPrS Indenture Trustee shall be deemed to have discharged the obligation of the Debtor to make such Distribution to the Holders of TOPrS Unsecured Claims represented by such TOPrS Indenture Trustee.  The TOPrS Indenture Trustees shall not be required to give any bond or surety or other security for the performance of their duties unless otherwise ordered by the Bankruptcy Court.  The TOPrS Indenture Trustees shall only be

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required to make Distributions in accordance with the terms of the Plan and the respective TOPrS Indenture and shall have no liability for actions taken in accordance with the Plan or in reliance upon information provided to the TOPrS Indenture Trustees in accordance with the Plan, except for liabilities resulting from their own gross negligence or willful misconduct.  If any Distribution is returned as undeliverable, the Reorganized Debtor, the D&O Litigation Trustee or the Proceeds Distribution Election Trustee, as applicable, may, in its discretion, make such efforts to determine the current address of the Holder of the Claim with respect to which the Distribution was made as the Reorganized Debtor, the D&O Litigation Trustee or the Proceeds Distribution Election Trustee, as applicable, deems appropriate, but no Distribution to any Holder shall be made unless and until the Reorganized Debtor, the D&O Litigation Trustee or the Proceeds Distribution Election Trustee, as applicable, has determined the then-current address of the Holder, at which time the Distribution to such Holder shall be made to the Holder without interest.  Amounts in respect of any undeliverable Distributions made by the Reorganized Debtor, the D&O Litigation Trustee or the Proceeds Distribution Election Trustee, as applicable, shall be returned to, and held in trust by, the Reorganized Debtor, the D&O Litigation Trustee or the Proceeds Distribution Election Trustee, as applicable, until the Distributions are claimed or are deemed to be unclaimed property under section 347(b) of the Bankruptcy Code.  The Reorganized Debtor, the D&O Litigation Trustee or the Proceeds Distribution Election Trustee, as applicable, shall have the discretion to determine how to make Distributions in the most efficient and cost-effective manner possible; provided, however, that its discretion may not be exercised in a manner inconsistent with any express requirements of the Plan, or the applicable trust agreement.
2.      Unclaimed Property
Except with respect to property not distributed because it is being held in the Disputed Reserve, Distributions that are not claimed by the expiration of one year from the Initial

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Distribution Date or Quarterly Distribution Date applicable to such Distribution, shall be deemed to be unclaimed property under section 347(b) of the Bankruptcy Code and shall vest or revest in the Reorganized Debtor, the D&O Litigation Trustee or the Proceeds Distribution Election Trustee, as applicable, and the Claims with respect to which those Distributions are made shall be automatically canceled. After the expiration of such one-year period, the Claim of any Entity to those Distributions shall be discharged and forever barred.  Nothing contained in the Plan shall require the Reorganized Debtor, the D&O Litigation Trustee or the Proceeds Distribution Election Trustee, as applicable, to attempt to locate any Holder of an Allowed Claim.  Except as otherwise provided herein, all funds or other property that vests or revests in the Reorganized Debtor, the D&O Litigation Trustee or the Proceeds Distribution Election Trustee, as applicable, pursuant to this Article shall be distributed by the Reorganized Debtor, the D&O Litigation Trustee or the Proceeds Distribution Election Trustee, as applicable, in accordance with the provisions of the Plan.
G.    Surrender of Canceled Instruments and Securities
1.      Generally
Except as set forth in this Plan, as a condition precedent to receiving any Distribution hereunder on account of an Allowed Claim evidenced by instruments, securities or other documentation canceled pursuant to this Plan, other than securities held in book entry form through the Depository Trust Company, the Holder of such Claim shall tender such instrument, security or other documentation evidencing such Claim to the Reorganized Debtor.  In the event an Allowed Claim is evidenced by securities held in book entry form through the Depository Trust Company, such securities shall be cancelled in accordance with usual Depository Trust Company practices.  Any Distributions pursuant to the Plan on account of any Claim evidenced by such instruments, securities or other documentation, other than securities held in book entry form through the Depository Trust Company, shall, pending such surrender, be treated as an undeliverable

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Distribution; provided, however, that Holders of the TOPrS shall tender the TOPrS to the TOPrS Trust Indenture Trustee and Holders of the TOPrS Debentures shall tender the TOPrS Debentures to the TOPrS Debenture Indenture Trustee.  All payments to Holders of TOPrS Unsecured Claims, other than TOPrS Unsecured Claims evidenced by securities held by the Depository Trust Company, shall only be made after such surrender, or in the event such certificate is lost, stolen, mutilated or destroyed, upon the Holder’s compliance with the requirements set forth in this Plan.  Upon surrender of such TOPrS, the TOPrS Trust Indenture Trustee shall cancel and destroy such TOPrS and upon surrender of such TOPrS Debentures, the TOPrS Debenture Indenture Trustee shall cancel and destroy such TOPrS Debentures.  As soon as practicable after surrender of the TOPrS and the TOPrS Debentures, the TOPrS Indenture Trustee shall distribute to the Holder thereof, as the case may be, such Holder’s Pro Rata share of the Distribution pursuant to the terms of the TOPrS Indenture, but subject to the rights of the TOPrS Indenture Trustee to assert (a) its charging lien to the extent the TOPrS Indenture Trustee Fees or any other fees owed to such TOPrS Indenture Trustee under the TOPrS Indenture, including without limitation, fees and expenses (including fees and expenses of its professionals), accrued prior to the Petition Date, are not paid pursuant to the Plan; or (b) any other rights or arguments to payment other than asserting its charging lien.
2.      Failure to Surrender Canceled Instruments
If any Holder of an Allowed Claim evidenced by instruments, securities or other documentation canceled as set forth in this Plan, fails to surrender such instrument, security or other documentation or comply with the provisions of this Plan within one year after the Effective Date, its Claim for a Distribution under the Plan on account of such instrument, security, or other documentation shall be discharged, and such Holder shall be forever barred from asserting such Claim against the Reorganized Debtor or its property. In such case, any property held on account of such Claim shall be disposed of pursuant to the provisions set forth in this Plan.

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H.    Lost, Stolen, Mutilated or Destroyed Instrument or Security
Any Holder of an Allowed Claim evidenced by instruments, securities or other documentation canceled pursuant to this Plan that has been lost, stolen, mutilated or destroyed, shall, in lieu of surrendering such instrument, security or documentation: (i) deliver to the Reorganized Debtor (or in the case of the TOPrS Debentures or TOPrS, the applicable TOPrS Indenture Trustee) (a) an affidavit of loss reasonably satisfactory to the Reorganized Debtor (or in the case of the TOPrS Debentures or TOPrS, the applicable TOPrS Indenture Trustee) setting forth the unavailability of such instrument, security, or other documentation and (b) such additional security or indemnity as may reasonably be requested by the Reorganized Debtor to hold the Reorganized Debtor (or, in the case of the TOPrS Debentures or TOPrS, required by the applicable TOPrS Indenture Trustee to hold the applicable TOPrS Indenture Trustee) harmless from any damages, liabilities, or costs incurred in treating such Entity as a Holder of an Allowed Claim; and (ii) satisfy any other requirement under the TOPrS Indenture or any other relevant document. Upon compliance with this paragraph by a Holder of an Allowed Claim evidenced by such instrument, security or other documentation, such Holder shall, for all purposes under the Plan, be deemed to have surrendered such instrument, security or other documentation.
I.    Manner of Cash Payments Under the Plan
Cash payments made pursuant to the Plan shall be in United States dollars by checks drawn on a domestic bank selected by the Reorganized Debtor, or by wire transfer from a domestic bank, at the option of the Reorganized Debtor.
J.    Time Bar to Cash Payments by Check
Checks issued by the Reorganized Debtor on account of Allowed Claims shall be null and void if not negotiated within 90 days after the date of issuance thereof. Requests for the reissuance of

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any check that becomes null and void pursuant to this paragraph shall be made directly to the Reorganized Debtor by the Holder of the Allowed Claim to whom the check was originally issued.  Any claim in respect of such voided check shall be made in writing on or before the later of the first anniversary of the Initial Distribution Date or Quarterly Distribution Date on which such check was issued.  After that date, all Claims in respect of void checks shall be discharged and forever barred and the proceeds of those checks shall revest in and become the property of the Reorganized Debtor as unclaimed property in accordance with section 347(b) of the Bankruptcy Code and be distributed as provided in this Plan.
K.    Limitations on Funding of Disputed Reserve
Except as expressly set forth in the Plan, neither the Debtor nor the Reorganized Debtor shall have any duty to fund the Disputed Reserve.
L.    Compliance with Tax Requirements
In connection with making Distributions under the Plan, to the extent applicable, the Reorganized Debtor shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all Distributions pursuant to the Plan shall be subject to such withholding and reporting requirements.  Notwithstanding the above, each Holder that is to receive a Distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any taxes imposed on such Holder by an governmental unit, including income, withholding and other tax obligations, on account of such Distribution.  The Reorganized Debtor may withhold the entire Distribution due to any Holder of an Allowed Claim until such time as such Holder provides the necessary information to comply with any withholding requirements of any governmental unit.  Any property so withheld will then be paid by the Reorganized Debtor to the appropriate authority, including, without limitation, a signed and completed Internal Revenue Service Form W-8 or W-9, as applicable.  If the Holder of an Allowed Claim fails to provide the

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information necessary to comply with any withholding requirements of any governmental unit within 90 days from the Reorganized Debtor's request for such information, then such Holder's Distribution shall be treated as an undeliverable Distribution and such Holder’s Claims shall not be Allowed.
M.    No Payments of Fractional Dollars
Notwithstanding any other provision of the Plan to the contrary, no payment of fractional dollars shall be made pursuant to the Plan. Whenever any payment of a fraction of a dollar under the Plan would otherwise be required, the actual Distribution made shall reflect a rounding down of such fraction to the nearest whole dollar.
N.    Interest on Claims
Except as specifically provided for in the Plan or the Confirmation Order, interest shall not accrue on Claims and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid on any Disputed Claim in respect of the period from the Petition Date to the date a final Distribution is made thereon if and after that Disputed Claim becomes an Allowed Claim. Except as expressly provided herein or in a Final Order of the Bankruptcy Court, no prepetition Claim shall be Allowed to the extent that it is for postpetition interest or other similar charges.
O.    No Distribution in Excess of Allowed Amount of Claim
Notwithstanding anything to the contrary contained in the Plan, no Holder of an Allowed Claim shall receive in respect of that Claim any Distribution in excess of the Allowed amount of that Claim.
P.    Setoff and Recoupment
The Debtor and the Reorganized Debtor may, but shall not be required to, set off against, or recoup from, any Claim and the Distributions to be made pursuant to the Plan in respect thereof, any

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Claims or defenses of any nature whatsoever that the Debtor, the Estate or the Reorganized Debtor may have against the Holder of such Claim, but neither the failure to do so nor the allowance of any Claim under the Plan shall constitute a waiver or release by the Debtor, the Estate, or the Reorganized Debtor of any right of setoff or recoupment that any of them may have against the Holder of any Claim.
Q.           Cap and Limitation on Total Cash Payments to Creditors Who Make the Proceeds Distribution Election
    Notwithstanding anything in the Plan or in any documents executed or delivered pursuant to or to implement this Plan, Holders of Allowed Claims who make the Proceeds Distribution Election shall not receive an amount of Cash greater than the Pro Rata portion of Net Free Cash that such Holders would have received if all Net Free Cash was Distributed Pro Rata to all Holders of Allowed General Unsecured Claims, and all Cash received by such Holders, whether on account of D&O Litigation Trust Interests, Proceeds Distribution Election Trust Interests or New Series B Common Stock, shall be applied in reduction of such amount.
ARTICLE VII.
DISPUTED CLAIMS
A.    No Distribution Pending Allowance
1.      Distributions on Disputed Claims
Except as otherwise provided in the Plan, a Final Order or as agreed to by the relevant parties and subject to the establishment of the Disputed Reserve, Distributions under the Plan on account of Disputed Claims that become Allowed after the Effective Date shall be made as soon as reasonably practicable after such Disputed Claims become Allowed Claims; provided, however, that (a) Disputed Administrative Claims with respect to liabilities incurred by the Debtor in the ordinary course of business during the Chapter 11 Case or assumed by the Debtor on or before the Effective Date that become Allowed after the Effective Date shall be paid or performed in the ordinary course

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of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice and (b) Disputed Priority Tax Claims that become Allowed Priority Tax Claims after the Effective Date, unless otherwise agreed, shall be paid in accordance with the Plan.
2.      No Partial Payments
Notwithstanding any provision otherwise in the Plan and except as otherwise agreed by the Reorganized Debtor no partial payments and no partial Distributions shall be made with respect to a Disputed Claim until all such disputes in connection with such Disputed Claim have been resolved by settlement or Final Order.  Any Entity that holds both an Allowed Claim and a Disputed Claim shall only  receive a Distribution on the Allowed Claim unless and until all objections to the Disputed Claim have been resolved by settlement or Final Order.
B.    Resolution of Disputed Claims
Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, the Reorganized Debtor shall have the right to the exclusion of all others (except as to the Professionals’ applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code and as to Holdco Fees), to make, File, prosecute, settle, compromise, withdraw or resolve in any manner approved by the Bankruptcy Court, objections to Claims, and to administer and adjust the Claims Register to, among other things, reflect any such settlements, compromises and withdrawals.
C.    Objection Deadline
All objections to Disputed Claims shall be Filed and served upon the Holders of each such Claim on or before the Claims Objection Bar Date or the Administrative Claim Objection Bar Date. If an objection has not been Filed to a proof of Claim or request for payment of an Administrative Claim by the respective bar dates, then such Claim or Administrative Claim shall be treated as an

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Allowed Claim for all purposes under the Plan. unless otherwise ordered by the Bankruptcy Court after notice and a hearing.
D.           Estimation of Claims  At any time, subsequent to the Effective Date, the Reorganized Debtor may request that the Bankruptcy Court estimate any contingent or unliquidated Claim to the extent permitted by section 502(c) of the Bankruptcy Code regardless of whether the Debtor or Reorganized Debtor has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall have jurisdiction to estimate any Claim at any time during litigation concerning any objection to such Claim, including during the pendency of any appeal relating to any such objection.
E.           Disallowance of Claims  Except as otherwise agreed, any and all proofs of Claim Filed after the applicable bar date shall be deemed disallowed and expunged as of the Effective Date without any further notice or action, order or approval of the Bankruptcy Court, and Holders of such Claims may not receive any Distributions on account of such Claims, unless on or before the Confirmation Date the Bankruptcy Court has entered an order deeming such Claim to be timely filed.
ARTICLE VIII.
EFFECT OF PLAN CONFIRMATION
A.           Satisfaction of Claims.  Except to the extent otherwise provided in the Plan, the treatment of all Claims or Interests in the Debtor under the Plan shall be in exchange for and in complete satisfaction and release of, all Claims or Interests in the Debtor of any nature whatsoever, known or unknown, including any interest accrued or expenses incurred thereon from and after the Petition Date, or against the Estate.  Except as otherwise provided in the Plan, upon the Effective Date, all Claims and Interests in the Debtor and the Estate shall be satisfied and released in full in exchange for the consideration provided under the Plan.  Except as otherwise provided in the Plan,

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all Persons shall be precluded and enjoined from asserting against the Debtor, the Estate or the Reorganized Debtor any Claims or Interests or other Claims based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date.
B.           Discharge.  Except as otherwise specifically provided in this Plan or in the Confirmation Order, pursuant to section 1141(d) of the Code, the Distributions and rights that are provided in this Plan shall be in complete satisfaction, discharge and release, effective as of the Effective Date, of all Claims, including any interest or penalties accrued on such Claims from and after the Petition Date, whether known or unknown, against liabilities of, liens on, obligations of, rights against and Interests in the Debtor, or any of its assets or properties, regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims, rights and Interests, including but not limited to, Claims and Interests that arose before the Confirmation Date, including all debts of the kind specified in sections 502(g), 502(h) and 502(i) of the Bankruptcy Code, in each case whether or not (a) a proof of Claim or interest based upon such Claim, debt, right or Interest is Filed or deemed Filed under section 501 of the Code; (b) a Claim or Interest based upon such Claim, debt, right or Interest is allowed under section 502 of the Code, or (c) the Holder of such a Claim, debt, right, or Interest accepted this Plan.  Except as provided for in Bankruptcy Code section 1141(d)(6), the Confirmation Order shall constitute a determination of the discharge of all of the Claims against and Interests in the Debtor, subject to the occurrence of the Effective Date.
C.           Compromise and Settlement.  Pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the Distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims and Equity Interests on the terms set forth in the Plan.  The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all Claims and

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Equity Interests, as well as a finding by the Bankruptcy Court that such compromise or settlement is fair, equitable, reasonable and in the best interests of the Debtor, the Estate and Holders of Claims and Equity Interests.  Entry of the Confirmation Order also shall constitute the Bankruptcy Court’s approval of the releases set forth in the Plan pursuant to Bankruptcy Rule 9019 and its finding that the releases are: (i) in exchange for the good and valuable consideration provided by the Releasees, a good faith settlement and compromise of the Claims released by releases set forth in the Plan; (ii) in the best interests of the Debtor and all Holders of Claims; (iii) fair, equitable and reasonable; (iv) given and made after due notice and opportunity for hearing; and (v) a bar to any of the Debtor or the Reorganized Debtor, the Committee, or the Holders of Claims against the Debtor asserting any Claim released by the Releasing Parties set forth in the Plan against any of the Releasees.
D.           Releases
1.          Releases of Third Parties by the Debtor.  Notwithstanding anything contained in the Plan to the contrary, on the Effective Date and effective as of the Effective Date, the Debtor on behalf of itself and the Estate, for the good and valuable consideration provided by each of the Releasees, hereby provides a full release to the Releasees (and each such Releasee so released shall be deemed released by the Debtor) and their respective properties from any and all Causes of Action and any other debts, obligations, rights, suits, damages, actions, derivative claims, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing as of the Effective Date, in law, at equity, whether for tort, contract, violations of federal or state securities laws, or otherwise, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances existing or taking place prior to or on the Effective Date arising from or related in any way to the Debtor, including, without limitation, those that the Debtor or the Reorganized Debtor would have been legally entitled to assert or that any Holder of a Claim against or Equity Interest in the

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Debtor or other Entity would have been legally entitled to assert for or on behalf of the Debtor, the Reorganized Debtor or the Estate and further including those in any way related to the Case or the Plan; provided, however, that the foregoing provisions shall have no effect on the liability of any Releasee that results from any act or omission (a) that is determined in a Final Order to be solely due to such Releasee’s own gross negligence or intentional or willful misconduct or fraud; (b) with respect to any of the FDIC Causes of Action, (c) with respect to any of the Former Officers and Directors Causes of Action, and (d) with respect to the Avoidance Actions.
2.          Releases of Third Parties by Others.  Notwithstanding anything contained in the Plan to the contrary, on the Effective Date and effective as of the Effective Date, the Releasing Parties shall be deemed to provide a full release to the Releasees and their respective property from any and all Causes of Action, whether known or unknown, whether for tort, contract, violations of federal or state securities laws or otherwise, and all direct claims, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances existing or taking place prior to or on the Effective Date arising from or related in any way to the Debtor, including those in any way related to the Case or the Plan; provided, however, that the foregoing provisions shall have no effect on the liability of any Releasee that results from any act or omission that is determined in a Final Order to be solely due to such Releasee’s own gross negligence or intentional or willful misconduct or fraud; provided, further, however, that other than as set forth in the Plan, nothing in the Plan or the Confirmation Order shall affect, release, enjoin or impact in any way the prosecution of any claims by the FDIC against any non-Debtor, including the Releasees.
3.          Injunction.  Except as otherwise expressly provided in this Plan, the documents executed pursuant to this Plan, or the Confirmation Order, on and after the

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Effective Date, all Persons and Entities who have held, currently hold, or may hold a debt, Claim, or Interest discharged pursuant to the terms of this Plan (including but not limited to States and other governmental units, and any State official, employee, or other entity acting in an individual or official capacity on behalf of any State or other governmental units) shall be permanently enjoined from: (a) taking any of the following actions on account of any such discharged debt, Claim, or Interest:  (1) commencing or continuing in any manner any action or other proceeding against the Debtor, the Reorganized Debtor, their successors, or their property; (2) enforcing, attaching, executing, collecting, or recovering in any manner any judgment, award, decree, or order against the Debtor, the Reorganized Debtor, their successors, or their property; (3) creating, perfecting, or enforcing any lien or encumbrance against the Debtor, the Reorganized Debtor, their successors, or their property; (4) asserting any set off, right of subrogation, or recoupment of any kind against any obligation due the Debtors, the Reorganized Debtors, their successors, or their property; and (5) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of this Plan; and (b) taking any of the following actions on account of any Claims or Causes of Action that are revested in, or transferred to, the Reorganized Debtor as of the Effective Date or under this Plan commencing or continuing in any manner any action or other proceeding of any kind to recover on or otherwise with respect to such Claims or rights of action.  Any person or entity injured by any willful violation of such injunction shall recover actual damages, including costs and attorneys' fees, and, in appropriate circumstances, may recover punitive damages from the willful violator.
E.           Preservation of Causes of Action.
1.          Vesting of Causes of Action.  Except as expressly released or otherwise expressly provided in the Plan, pursuant to section 1123(b) of the Code, the Debtor, the Reorganized

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Debtor and the D&O Litigation Trustee, as applicable, exclusively shall be vested with and shall retain and may enforce any and all Causes of Action (as applicable) that the Debtor or the Estate may hold or have against any Person or Entity (including, without limitation, the FDIC Causes of Action and the Former Officer and Director Causes of Action), all of which are hereby preserved, including all Causes of Action, and all rights of disallowance, offset, recharacterization and/or equitable subordination with respect to claims, and causes of action that have been or may be brought by or on behalf of the Debtor, the Estate, the Committee or the Reorganized Debtor.  Except as otherwise provided in this Plan, such claims, rights and Causes of Action shall remain assets of and vest in the Reorganized Debtor, whether or not litigation relating thereto is pending on the Effective Date, and whether or not any such claims, rights and causes of action have been listed or referred to in the Plan, the Disclosure Statement, or any other document filed with the Bankruptcy Court.  Neither the Debtor, the Estate nor the Reorganized Debtor waives, releases, relinquishes, forfeits, or abandons (nor shall they be estopped or otherwise precluded or impaired from asserting) any claims, rights and causes of action or defenses that constitute property of the Debtor or its Estate: (a) whether or not such claims, rights, causes of action, or defenses have been listed or referred to this Plan, the Disclosure Statement, or any other document filed with the Bankruptcy Court, (b) whether or not such claims, rights and causes of action, or defenses are currently known to the Debtor, and (c) whether or not a defendant in any litigation relating to such claims, rights or causes of action filed a proof of Claim in the Case, filed a notice of appearance or any other pleading or notice in the Case, voted for or against this Plan, or received or retained any consideration under this Plan.  Without in any manner limiting the scope of the foregoing, notwithstanding any otherwise applicable principle of law or equity, including any principles of judicial estoppel, res judicata, collateral estoppel, issue preclusion, or any similar doctrine, (x) the failure to list, disclose, describe, identify, analyze or refer to any claims, rights and causes of action, or defenses in the Plan, the

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Disclosure Statement, or any other document filed with the Bankruptcy Court shall in no manner waive, eliminate, modify, release, or alter the right of the Debtor or the  Reorganized Debtor, to commence, prosecute, defend against, settle, recover on account of, and realize upon any such claims, rights and causes of action, that the Debtor, its Estate, or the Committee may have as of the Effective Date, and (y) from and after the Effective Date, the Reorganized Debtor and the D&O Litigation Trustee, as applicable, shall have exclusive standing and authority to prosecute any Causes of Action, including, without limitation, any FDIC Causes of Action or Former Officer and Director Causes of Action.
2.          Reservation of Causes of Action.  The Debtor expressly reserves all its Causes of Action, including, without limitation, all claims, rights, Causes of Action, including the FDIC Causes of Action, and defenses for later adjudication by the Debtor or Reorganized Debtor, as applicable, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches will apply to such claims, rights and causes of action, and defenses upon or after the confirmation or consummation of the Plan based on the Disclosure Statement, the Plan or the Confirmation Order.  In addition, the Debtor and the Reorganized Debtor expressly reserve the right to pursue or adopt claims, rights and causes of action that are alleged in any lawsuits in which the Debtor is a defendant or an interested party, against any entity, including the plaintiffs or co-defendants in such lawsuits.  Any entity to whom the Debtor has incurred an obligation (whether on account of services, purchase, sale of goods or otherwise), or who has received services from the Debtor, or who has received money or property from the Debtor, or who has transacted business with the Debtor, or who has leased equipment or property from or to the Debtor should assume that such obligation, receipt, transfer or transaction may be reviewed by the Reorganized Debtor subsequent to the Effective Date and may be the subject of an action after the Effective Date,

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whether or not: (a) such entity has filed a proof of Claim against the Debtor in this Case; (b) such entity’s proof of Claim has been objected to by the Debtor; (c) such entity’s Claim was included in the Debtor’s Schedules; or (d) such entity’s scheduled Claim has been objected to by the Debtor or has been identified by the Debtor as contingent, unliquidated or disputed.
3.          Reservation of Rights Regarding Claims.  Neither the failure to list a Claim in the Schedules filed by the Debtor, the failure of the Debtor or any other Person to object to any Claim for purpose of voting, the failure of the Debtor or any other Person to object to a Claim or Administrative Claim before confirmation or consummation of the Plan or the Effective Date, the failure of any Person to assert a Claim or cause of action before confirmation or consummation of the Plan or the Effective Date, the absence of a proof of Claim having been filed with respect to a Claim nor any action or inaction of the Debtor or any other Person with respect to a Claim or Administrative Claim, other than a legally effective express waiver or release, shall be deemed a waiver or release of the right of the Debtor or the Reorganized Debtor before or after solicitation of votes on the Plan or before or after the Confirmation Date or the Effective Date to (a) object to or examine such Claim or Administrative Claim in whole or in part or (b) retain and either assign or exclusively assert, pursue, prosecute, utilize, otherwise act or otherwise enforce any claim or cause of action against the holder of any such Claim.
F.           Exculpation and Limitation of Liability.
1.          Exculpation of Releasees.
  The Releasees, including the Debtor, shall neither have nor incur any liability to any Person for any act taken or omission made in good faith in connection with or related to the administration of the Case, including, but not limited to, the formulation, implementation, confirmation, or consummation of the Plan, the Disclosure Statement, or any other contract, instrument, release, or other agreement or document created in connection with the Plan or regarding any Distribution made under the

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Plan, except to the extent that the action taken or omitted to be taken by each of the same is determined by a Final Order to be due to such Person’s own respective gross negligence, intentional or willful misconduct or fraud.
2.          Good faith Solicitation.  Upon entry of the Confirmation Order, pursuant to section 1125(e) of the Code, the Debtor, the Committee and Holdco, and their respective present and former members, officers, directors, employees, agents, advisors, representatives, successors or assigns, and any Professionals (acting in such capacity) employed by any of the foregoing Persons will be deemed to have solicited votes on the Plan in good faith and in compliance with the Code and any applicable non-bankruptcy law, and, therefore, shall have no liability for the violation of any applicable law, rule or regulation governing the solicitation of votes on the Plan.
G.           Cramdown.  Notwithstanding anything to the contrary contained herein, the Plan Proponents reserve the right to seek confirmation of the Plan pursuant to section 1129(b) of the Code in the event any impaired Class of Claims or Interests does not vote to accept the Plan.
ARTICLE IX.
CONDITIONS PRECEDENT
A.           Conditions to Confirmation.  The only condition precedent to confirmation of the Plan is that the Bankruptcy Court shall have Entered the Confirmation Order in form and substance acceptable to the Plan Proponents and the Committee.
B.           Conditions to the Effective Date.  The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with Section D of this Article IX:
(i)           the Confirmation Order shall be a Final Order;

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(ii)           all other actions and all agreements, instruments or other documents necessary to implement the terms and provisions of the Plan shall have been effected, and in each case, shall have been duly and validly executed and delivered by the parties thereto and all conditions to their effectiveness shall have been satisfied or waived in accordance therewith; and
(iii)           the Debtor shall have received all authorizations, consents, rulings, opinions, or other documents that are determined by the Debtor,  to be necessary to implement the Plan and that are required by law, regulation, or order.
C.           Waiver of Conditions to Confirmation  The conditions set forth in Article IX, Sections A and B, supra (except for the condition appearing in Article IX.B. (iii)), may be waived, in whole or in part, by Holdco, after consultation with the Debtor and the Committee, and so long as the waived condition would not be or would not result in an effect that would be materially inconsistent with the material terms and conditions of this Plan or the Term Sheet, without any notice to any other parties in interest (other than the Debtor and the Committee) or the Bankruptcy Court and without a hearing.  In the event there is a dispute between the Debtor and Holdco as to whether the proposed waiver would be materially inconsistent with the material terms and conditions of the this Plan or the Term Sheet, then the Bankruptcy Court will determine whether there is such a material conflict and the parties will accept and not appeal the Bankruptcy Court determination.  In the event the Bankruptcy Court determines that the proposed waiver of condition would result in such a material conflict, Holdco shall not be permitted to waive such condition absent the Debtor's consent.  The failure of the Plan Proponents to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.
D.           Effect of Failure of Conditions  If the Effective Date does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall:

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(i) constitute a waiver or release of any claims by or Claims against the Debtor; (ii) prejudice in any manner the rights of the Debtor, any holder of a Claim or Interest, or any other Person; or (iii) constitute an admission, acknowledgement, offer, or undertaking by the Debtor, any Creditors, or holders of Interests, or any other Person in any respect.
ARTICLE X.
RETENTION AND SCOPE OF JURISDICTION OF THE BANKRUPTCY COURT
A.           Retention and Scope of Jurisdiction of the Bankruptcy Court.
Following the Effective Date, the Bankruptcy Court shall retain such jurisdiction to the maximum extent as is legally permissible, including, without limitation, for the following purposes:
1.          To determine the allowability, amount, classification, or priority of Claims upon objection by the Reorganized Debtor;
2.          To construe and to take any action to execute and enforce this Plan, the Confirmation Order, or any other order of the Bankruptcy Court, to issue such orders as may be necessary for the implementation, execution, performance, and consummation of this Plan, and all matters referred to herein, and to determine all matters that may be pending before the Bankruptcy Court in the Case on or before the Effective Date;
3.          To rule on any and all applications for allowance of compensation and expense reimbursement of Professionals for periods on or before the Effective Date;
4.          To rule on any request for payment of any Administrative Claim or administrative expense;
5.          To resolve any dispute regarding the implementation, execution, performance, consummation, or interpretation of this Plan;
6.          To resolve all applications, adversary proceedings, contested matters, and other litigated matters instituted on or before the Effective Date;

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7.          To hear and determine any actions related to the Causes of Action, whether or not such actions are pending on or commenced after the Effective Date and to recover any assets of the Debtor’s Estate;
8.          To determine such other matters and to perform other functions as may be provided in the Confirmation Order;
9.          To modify this Plan under section 1127 of the Code, to remedy any apparent nonmaterial defect or omission in this Plan, or to reconcile any nonmaterial inconsistency in the Plan so as to carry out its intent and purposes;
10.          To issue injunctions or take such other actions or make such other orders as may be necessary or appropriate to restrain interference with this Plan or its execution or implementation by any entity;
11.          To issue such orders in aid of execution of the Plan and the Confirmation Order, notwithstanding any otherwise applicable non-bankruptcy law, with respect to any entity, to the full extent authorized by the Code;
12.          To hear and determine any tax disputes concerning, and to determine and declare any tax effects under the Plan; and
13.          To enter a final decree closing the Case.
ARTICLE XI.
MISCELLANEOUS
A.           Governing Law.
Except to the extent that the Code or the Bankruptcy Rules are applicable, the rights and obligations arising under the Plan shall be governed by the laws of the State of California.

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B.           Successors And Assigns.
The rights, benefits and obligations of any Person named or referred to in this Plan are binding on, and will inure to the benefit of, any permitted heirs, executors, administrators, successors or assigns of such Person.  Without limiting the generality of the immediately preceding sentence, the Reorganized Debtor and the D&O Litigation Trustee, as applicable, will succeed to all litigation privileges, rights and immunities (whether existing under the Federal Rules of Evidence or otherwise), held or enjoyed by the Debtor.
C.           Modification of the Plan.
Holdco shall have the exclusive right to amend or modify the Plan so long as the Plan, as modified, is not inconsistent with the material terms and conditions of this Plan or the Term Sheet.  In the event there is a dispute between the Debtor, Holdco and/or the Committee as to whether the proposed modifications to the Plan are in material conflict with the material terms and conditions of this Plan or the Term Sheet, then the Bankruptcy Court will determine whether there is such a material conflict and the parties will accept and not appeal the Bankruptcy Court determination.  The Plan Proponents shall have the right to modify the Plan collectively at any time prior to the Effective Date, including, without limitation, (i) to remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan so long as such modification is not inconsistent with the terms of this Plan or as otherwise agreed by the Committee, (ii) pursuant to section 1127 of the Code, and (iii) to the extent applicable law otherwise permits.
D.           Provisions Severable.
Should any provision in this Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any or all other provisions of the Plan.

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E.           Headings Do Not Control.
In interpreting this Plan, the headings of individual Sections are provided for convenience only, and are not intended to control over the text of any Section.  The headings used in the Plan are inserted for convenience only and neither constitute a portion of the Plan nor in any manner affect the provisions of the Plan.
F.           Inconsistency.
In the event that provisions of the Disclosure Statement and provisions of the Plan conflict, the terms of the Plan shall govern and control.
G.           Post-Confirmation Notices or Requests.
From and after the Effective Date, any Person who desires notice of any pleading or document filed in the Bankruptcy Court, or any hearing in the Bankruptcy Court, or other matter as to which the Code requires notice to be provided, shall file a request for post-confirmation notice and shall serve the request on the Reorganized Debtor.
H.           Successors/Representatives of the Debtor.
As of the Effective Date, the Reorganized Debtor shall be the representatives of the Estate under section 1123(b)(3) of the Code and successors to the Debtor under section 1142 of the Code.
ARTICLE XII.
CONFIRMATION REQUEST
The Plan Proponents request confirmation of the Plan pursuant to section 1129 of the Code.

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Dated: January 12, 2012	Respectfully submitted,
Holdco Advisors L.P.

	By:	/s/ Vik Ghei
Vik Ghei
Partner

Imperial Capital Bancorp, Inc.

Dated: January 12, 2012	By:	/s/ Anthony Rusnak
Anthony Rusnak
Chief Operating Officer, Secretary,
and General Counsel

Submitted by:

/s/ Jeffrey D. Sternklar
JEFFREY D. STERNKLAR
JOHN P. COOLEY
DUANE MORRIS LLP
Counsel for Holdco Advisors, L.P.

/s/ Eve H. Karasik
GARY E. KLAUSNER
EVE H. KARASIK
GREGORY K. JONES, Members of
STUTMAN, TREISTER & GLATT
PROFESSIONAL CORPORATION
Reorganization Counsel for Debtor and Debtor in Possession
Stutman, Treister & Glatt PC

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Schedule A

The following list of documents are referenced by the enumerated definitions of Article II, Section A. of the Plan:

108.
“TOPrS Debenture Indenture” shall include: (i) that certain Junior Subordinated Indenture between ITLA Corporation and The Bank of New York Mellon, as Trustee, dated as of October 30, 2002; (ii) that certain Junior Subordinated Indenture between ITLA Corporation and The Bank of New York Mellon, as Trustee, dated as of December 10, 2002; (iii) that certain Indenture between ITLA Corporation and U.S. Bank National Association (successor to State Street Bank and Trust Company of Connecticut, National Association), as Trustee, dated as of September 7, 2000; (iv) that certain Indenture between Indenture between ITLA Corporation and U.S. Bank National Association (successor to State Street Bank and Trust Company of Connecticut, National Association), as Trustee, dated as of February 22, 2001; and (v) that certain Indenture between ITLA Corporation and U.S. Bank National Association (successor to State Street Bank and Trust Company of Connecticut, National Association), as Trustee, dated as of December 19, 2002.

115.
“TOPrS Trust Guarantee” shall include: (i) that certain Guarantee Agreement between ITLA Corporation, as Guarantor, and The Bank of New York Mellon, as Guarantee Trustee, dated as of October 30, 2002; (ii) that certain Guarantee Agreement between ITLA Corporation, as Guarantor, and The Bank of New York Mellon, as Guarantee Trustee, dated as of December 10, 2002; (iii) that certain Guarantee Agreement between ITLA Corporation, as Guarantor and U.S. Bank National Association (successor to State Street Bank and Trust Company of Connecticut, National Association), as Guarantee Trustee, dated as of September 7, 2000; (iv) that certain Guarantee Agreement between ITLA Corporation, as Guarantor and U.S. Bank National Association (successor to State Street Bank and Trust Company of Connecticut, National Association), as Guarantee Trustee, dated as of February 22, 2001; and (v) that certain Guarantee Agreement between ITLA Corporation, as Guarantor and U.S. Bank National Association (successor to State Street Bank and Trust Company of Connecticut, National Association), as Guarantee Trustee, dated as of December 19, 2002.

117.
“TOPrS Trust Indenture” shall include: (i) that certain Amended and Restated Trust Agreement among ITLA Capital Corporation, as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee, and The Administrative Trustees named therein, as Administrative Trustees, dated as of October 30, 2002; (ii) that certain Amended and Restated Trust Agreement among ITLA Capital Corporation, as Depositor, The Bank of New York Mellon, as Property Trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee, and the Administrative Trustees named therein, as Administrative Trustees, dated as of December 10, 2002; (iii) that certain Amended and Restated Trust Agreement among ITLA Capital Corporation, as Sponsor, U.S. Bank National Association (successor to State Street Bank and Trust Company of Connecticut, National Association), as Institutional Trustee, and the Administrators named therein, dated as of September 7, 2000; (iv) that certain Amended and Restated Trust Agreement among ITLA Capital Corporation, as Sponsor, U.S. Bank National Association (successor to State Street Bank and Trust Company of Connecticut, National Association), as Institutional Trustee, and the Administrators named therein, dated as of February 22, 2001; and (v) that certain Amended and Restated Trust Agreement among ITLA Capital Corporation, as Sponsor, U.S. Bank National Association (successor to State Street Bank and Trust Company of Connecticut, National Association), as Institutional Trustee, and the Administrators named therein, dated as of December 19, 2002.

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